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                      AMENDED AND RESTATED TRUST AGREEMENT

                                      AMONG

                        BANKUNITED FINANCIAL CORPORATION,
                                  AS DEPOSITOR,

                              THE BANK OF NEW YORK,
                              AS PROPERTY TRUSTEE,

                        THE BANK OF NEW YORK (DELAWARE),
                              AS DELAWARE TRUSTEE,

                                       AND

                    THE ADMINISTRATIVE TRUSTEES NAMED HEREIN

                           DATED AS OF MARCH 24, 1997

                               BANKUNITED CAPITAL

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




                               BANKUNITED CAPITAL

              Certain Sections of this Trust Agreement relating to
                         Sections 310 through 318 of the
                          Trust Indenture Act of 1939:


TRUST INDENTURE                                                                                TRUST AGREEMENT
ACT SECTION                                                                                        SECTION
---------------                                                                                ---------------
(Section) 310  (a)(1)......................................................................... 8.7
               (a)(2)......................................................................... 8.7
               (a)(3)......................................................................... 8.9
               (a)(4)......................................................................... 2.7(a)(ii)
(Section) 311  (a)............................................................................ 8.8
               (b)............................................................................ 8.13
               (c)............................................................................ 8.13
(Section) 312  (a)............................................................................ 5.7
               (b)............................................................................ 5.7
               (c)............................................................................ 5.7
(Section) 313  (a)............................................................................ 8.14(a)
               (a)(4)......................................................................... 8.14(b)
               (b)............................................................................ 8.14(b)
               (c)............................................................................ 10.8
               (d)............................................................................ 8.14(c)
(Section) 314  (a)............................................................................ 8.15
               (b)............................................................................ Not Applicable
               (c)(1)......................................................................... 8.16
               (c)(2)......................................................................... 8.16
               (c)(3)......................................................................... Not Applicable
               (d)............................................................................ Not Applicable
               (e)............................................................................ 1.1, 8.16
(Section) 315  (a)............................................................................ 8.1(a), 8.3(a)
               (b)............................................................................ 8.2, 10.8
               (c)............................................................................ 8.1(a)
               (d)............................................................................ 8.1, 8.3
               (e)............................................................................ Not Applicable
(Section) 316  (a)............................................................................ Not Applicable
               (a)(1)(A)...................................................................... Not Applicable
               (a)(1)(B)...................................................................... Not Applicable
               (a)(2)......................................................................... Not Applicable
               (b)............................................................................ 5.14
               (c)............................................................................ 6.7
(Section) 317  (a)(1)......................................................................... Not Applicable
               (a)(2)......................................................................... Not Applicable
               (b)............................................................................ 5.9
(Section) 318  (a)............................................................................ 10.10

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Note: This reconciliation and tie sheet shall not, for any purpose, be deemed to be a part of the Trust Agreement.




                                TABLE OF CONTENTS

ARTICLE I.   DEFINED TERMS 1
         Section 1.1.      Definitions..........................................................1

ARTICLE II.   CONTINUATION OF THE TRUST........................................................11
         Section 2.1.      Name................................................................11
         Section 2.2.      Office of the Delaware Trustee; Principal Place of Business.........11
         Section 2.3.      Initial Contribution of Trust Property; Organization Expenses.......11
         Section 2.4.      Issuance of the Preferred Securities................................12
         Section 2.5.      Issuance of the Common Securities; Subscription and
                             Purchase of Debentures............................................12
         Section 2.6.      Declaration of Trust................................................12
         Section 2.7.      Authorization to Enter into Certain Transactions....................13
         Section 2.8.      Assets of Trust.....................................................16
         Section 2.9.      Title to Trust Property.............................................17

ARTICLE III.   PAYMENT ACCOUNT.................................................................17
         Section 3.1.      Payment Account.....................................................17

ARTICLE IV.   DISTRIBUTIONS; REDEMPTION........................................................17
         Section 4.1.      Distributions.......................................................17
         Section 4.2.      Redemption..........................................................18
         Section 4.3.      Subordination of Common Securities..................................21
         Section 4.4.      Payment Procedures..................................................21
         Section 4.5.      Tax Returns and Reports.............................................22
         Section 4.6.      Payment of Taxes, Duties, Etc.  of the Trust........................22
         Section 4.7.      Payments under Indenture or Pursuant to Direct Actions..............22

ARTICLE V.   TRUST SECURITIES..................................................................22
         Section 5.1.      Initial Ownership...................................................22
         Section 5.2.      The Trust Securities................................................22
         Section 5.3.      Execution and Delivery of Trust Securities..........................23
         Section 5.4.      Global Preferred Securities.........................................23
         Section 5.5.      Registration of Transfer and Exchange of Preferred Securities.......25
         Section 5.6.      Mutilated, Destroyed, Lost or Stolen Trust Securities Certificates..29
         Section 5.7.      Persons Deemed Securityholders......................................29
         Section 5.8.      Access to List of Securityholders' Names and Addresses..............30
         Section 5.9.      Maintenance of Office or Agency.....................................30
         Section 5.10.     Appointment of Paying Agent.........................................30
         Section 5.11.     Ownership of Common Securities by Depositor.........................31
         Section 5.12.     Notices to Clearing Agency..........................................31
         Section 5.13.     Definitive Preferred Securities and Temporary Preferred Securities..31
         Section 5.14.     Rights of Securityholders...........................................32

ARTICLE VI.   ACTS OF SECURITYHOLDERS; MEETINGS; VOTING........................................34
         Section 6.1.      Limitations on Voting Rights........................................34
         Section 6.2.      Notice of Meetings..................................................35
         Section 6.3.      Meetings of Preferred Securityholders...............................35
         Section 6.4.      Voting Rights.......................................................36
         Section 6.5.      Proxies, etc........................................................36
         Section 6.6.      Securityholder Action by Written Consent............................36


         Section 6.7.      Record Date for Voting and Other Purposes...........................36
         Section 6.8.      Acts of Securityholders.............................................36
         Section 6.9.      Inspection of Records...............................................37

ARTICLE VII.  REPRESENTATIONS AND WARRANTIES...................................................38
         Section 7.1.      Representations and Warranties of the Property Trustee and
                             the Delaware Trustee..............................................38
         Section 7.2.      Representations and Warranties of Depositor.........................39

ARTICLE VIII.   THE TRUSTEES...................................................................39
         Section 8.1.      Certain Duties and Responsibilities.................................39
         Section 8.2.      Certain Notices.....................................................41
         Section 8.3.      Certain Rights of Property Trustee..................................41
         Section 8.4.      Not Responsible for Recitals or Issuance of Securities..............44
         Section 8.5.      May Hold Securities.................................................44
         Section 8.6.      Compensation; Indemnity; Fees.......................................44
         Section 8.7.      Corporate Property Trustee Required; Eligibility of Trustees........45
         Section 8.8.      Conflicting Interests...............................................45
         Section 8.9.      Co-Trustees and Separate Trustee....................................46
         Section 8.10.     Resignation and Removal; Appointment of Successor...................47
         Section 8.11.     Acceptance of Appointment by Successor..............................48
         Section 8.12.     Merger, Conversion, Consolidation or Succession to Business.........49
         Section 8.13.     Preferential Collection of Claims Against Depositor or Trust........49
         Section 8.14.     Reports by Property Trustee.........................................50
         Section 8.15.     Reports to the Property Trustee.....................................51
         Section 8.16.     Evidence of Compliance with Conditions Precedent....................51
         Section 8.17.     Number of Trustees..................................................51
         Section 8.18.     Delegation of Power.................................................52

ARTICLE IX.   TERMINATION, LIQUIDATION AND MERGER..............................................52
         Section 9.1.      Termination Upon Expiration Date....................................52
         Section 9.2.      Early Termination...................................................52
         Section 9.3.      Termination.........................................................53
         Section 9.4.      Liquidation.........................................................53
         Section 9.5.      Mergers, Consolidations, Amalgamations or Replacements
                             of the Trust......................................................54

ARTICLE X.   MISCELLANEOUS PROVISIONS..........................................................55
         Section 10.1.     Limitation of Rights of Securityholders.............................55
         Section 10.2.     Amendment...........................................................55
         Section 10.3.     Separability........................................................57
         Section 10.4      Governing Law.......................................................57
         Section 10.5.     Payments Due on Non-Business Day....................................57
         Section 10.6.     Successor...........................................................57
         Section 10.7.     Headings............................................................57
         Section 10.8.     Reports, Notices and Demands........................................57
         Section 10.9.     Agreement Not to Petition...........................................58
         Section 10.10.    Trust Indenture Act; Conflict with Trust Indenture Act..............58
         Section 10.11.    Acceptance of Terms of Trust Agreement, Guarantee and Indenture ....59

         AMENDED AND RESTATED TRUST AGREEMENT, dated as of March 24, 1997, among
(i) BankUnited Financial Corporation, a Florida corporation (including any successors or assigns, the "Depositor"), (ii) The Bank of New York, a banking corporation organized under the laws of the State of New York, as property trustee (in such capacity, the "Property Trustee" and, in its separate corporate capacity and not in its capacity as Property Trustee, the "Bank"), (iii) The Bank of New York (Delaware), a banking corporation organized under the laws of the State of Delaware, as Delaware trustee (the "Delaware Trustee"), (iv) Nancy Ashton, an individual, and James Dougherty, an individual, each of whose address is c/o BankUnited Financial Corporation, 255 Alhambra Circle, Coral Gables, Florida 33134 (each an "Administrative Trustee" and collectively, the "Administrative Trustees") (the Property Trustee, the Delaware Trustee and the Administrative Trustees referred to collectively as the "Trustees") and (v) the several Holders, as hereinafter defined.

                                   WITNESSETH

         WHEREAS, the Depositor, the Property Trustee and the Delaware Trustee have heretofore duly declared and established a business trust, BankUnited Capital, pursuant to the Delaware Business Trust Act by entering into that certain Trust Agreement dated as of December 13, 1996 and by the execution and filing by the Property Trustee and the Delaware Trustee with the Secretary of State of the State of Delaware of the Certificate of Trust, filed on December 13, 1996, attached as Exhibit A;

         WHEREAS, the parties hereto entered into that certain Amended and Restated Trust Agreement, dated as of December 30, 1996 (the "Original Trust Agreement");

         WHEREAS, the parties hereto desire to amend and restate the Original Trust Agreement in its entirety as set forth herein in order to INTER ALIA, authorize the issuance of additional Trust Securities;

         Now THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, each party, for the benefit of the other parties and for the benefit of the Securityholders, as hereinafter defined, hereby amends and restates the Original Trust Agreement in its entirety and agrees as follows:

                                    ARTICLE I

                                  DEFINED TERMS

Section 1.1.      Definitions.

         For all purposes of this Trust Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                                    (a) the terms defined in this Article have
                  the meanings assigned to them in this Article and include the plural as well as the singular;

                                    (b) all other terms used herein that are
                  defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

                                    (c) unless the context otherwise requires,
                  any reference to an "Article" or a "Section" refers to an Article or a Section, as the case may be, of this Trust Agreement; and

                                    (d) the words "herein", "hereof and
                  "hereunder" and other words of similar import refer to this Trust Agreement as a whole and not to any particular article, Section or other subdivision.

         "Accredited Investor" means an accredited investor within the meaning of Rule 501(a) of Regulation D under the Securities Act.

         "Act" has the meaning specified in Section 6.8.

         "Additional Amount" means, with respect to Trust Securities of a given Liquidation Amount and/or a given period, the amount of Additional Interest (as defined in the Indenture) paid by the Depositor on a Like Amount of Debentures for such period.

         "Additional Sums" has the meaning specified in Section 10.6 of the Indenture.

         "Administrative Trustee" means each of the Persons identified as an "Administrative Trustee" in the preamble to this Trust Agreement solely in such Person's capacity as Administrative Trustee of the Trust formed and continued hereunder and not in such Person's individual capacity, or such Administrative Trustee's successor in interest in such capacity, or any successor Trustee appointed as herein provided.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Applicable Procedures" means, with respect to any transfer or transaction involving a Global Preferred Security, the rules and procedures of the Clearing Agency for such Global Preferred Security, in each case to the extent applicable to such transaction and as in effect from time to time.

         "Bank" has the meaning specified in the preamble to this Trust
Agreement.

         "Bankruptcy Event" means, with respect to any Person:

                                    (a) the entry of a decree or order by a
                  court having jurisdiction in the premises judging such Person a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjudication or composition of or in respect of such Person under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such Person or of any substantial part of its property or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

                                    (b) the institution by such Person of
                  proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, Trustee, sequestrator (or similar official) of such Person or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due and its willingness to be adjudicated a bankrupt, or the taking of corporate action by such Person in furtherance of any such action.

         "Bankruptcy Laws" has the meaning specified in Section 10.9.

         "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Depositor to have been duly adopted by the Depositor's Board of Directors, or such committee of the Board of Directors or officers of the Depositor to which authority to act on behalf of the Board of Directors has been delegated, and to be in full force and effect on the date of such certification, and delivered to the Trustees.

         "Business Day" means a day other than (a) a Saturday or Sunday, (b) a day on which banking institutions in the City of New York are authorized or required by law or executive order to remain closed, or (c) a day on which the Property Trustee's Corporate Trust Office or the Corporate Trust Office of the Debenture Trustee is closed for business.

         "Certificate Depository Agreement" means one or more of the agreements among the Trust, the Depositor and The Depository Trust Company, as the initial Clearing Agency relating to the Trust Securities Certificates, substantially in the form attached as Exhibit B, as the same may be amended and supplemented from time to time.

         "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository Trust Company will be the initial Clearing Agency.

         "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

         "Closing Date" means the date specified as the Closing Time as set forth in the New Purchase Agreement.

         "Closing Time" has the meaning specified in the New Purchase Agreement.

         "Code " means the Internal Revenue Code of 1986, as amended.

         "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, as amended, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

         "Common Security" means an undivided beneficial interest in the assets of the Trust, having a Liquidation Amount of $1,000 and having the rights provided therefor in this Trust Agreement, including the right to receive Distributions and a Liquidation Distribution as provided herein.

         "Common Securities Certificate" or "Common Securities Certificates" means one or more certificates evidencing ownership of Common Securities, substantially in the form attached as Exhibit C.

         "Corporate Trust Office" means (i) when used with respect to the Property Trustee, the principal corporate trust office of the Property Trustee located in New York, New York, and (ii) when used with respect to the Debenture Trustee, the principal corporate trust office of the Debenture Trustee located in New York, New York.

         "Debenture Event of Default" means an "Event of Default" as defined in the Indenture.

         "Debenture Redemption Date" means, with respect to any Debentures to be redeemed under the Indenture, the date fixed for redemption under the Indenture.

         "Debenture Tax Event" means a "Tax Event" as defined in the Indenture.

         "Debenture Trustee" means The Bank of New York, a banking corporation organized under the laws of the State of New York, and any successor thereto.

         "Debentures" means the aggregate principal amount of the Depositor's 10 1/4% Junior Subordinated Deferrable Interest Debentures, Series A, issued pursuant to the Indenture.

         "Definitive Preferred Security" means a Preferred Security issued in certificated, fully registered form (non-global) as provided in Section 5.2, 5.4 or 5.12, substantially in the form set forth in Exhibit D-2.

         "Delaware Business Trust Act" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. (Section.) 3801, et seq., as it may be amended from time to time.

         "Delaware Trustee" means the Person identified as the "Delaware Trustee" in the preamble to this Trust Agreement solely in its capacity as Delaware Trustee of the Trust created and continued hereunder and not in its individual capacity, or its successor in interest in such capacity, or any successor Trustee appointed as herein provided.

         "Depositor" has the meaning specified in the preamble to this Trust Agreement.

         "Distribution Date" has the meaning specified in Section 4.1 (a).

         "Distribution" means amounts payable in respect of the Trust Securities as provided in Section 4.1.

         "Distributions" has the meaning specified in Section 4.1(a).

         "DTC" means The Depository Trust Company.

         "Early Termination Event" has the meaning specified in Section 9.2.

         "Event of Default" means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                                    (a) the occurrence of a Debenture Event of
                  Default; or

                                    (b) default by the Trust in the payment of
                  any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

                                    (c) default by the Trust in the payment of
                  any Redemption Price of any Trust Security when it becomes due and payable; or

                                    (d) default in the performance, or breach,
                  in any material respect, of any covenant or warranty of the Trustees in this Trust Agreement (other than a covenant or warranty a default in the performance or breach of which is dealt with in clause (b) or (c) above) and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Trustee or Trustees by the Holders of at least 25% in aggregate Liquidation Amount of the Outstanding Preferred Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

                                    (e) the occurrence of a Bankruptcy Event
                  with respect to the Property Trustee and the failure by the Depositor to appoint a successor Property Trustee within 60 days thereof.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Expense Agreement" means one or more Agreements as to Expenses and Liabilities between the Depositor and the Trust, substantially in the form attached as Exhibit G, as amended from time to time.

         "Expiration Date" has the meaning specified in Section 9.1.

         "Federal Reserve" means the Board of Governors of the Federal Reserve System.

         "Global Preferred Security" means each Preferred Security registered in the Securities Register in the name of a Clearing Agency or a nominee thereof and includes Global 144A Preferred Securities.

         "Global Rule 144A Preferred Security" has the meaning specified in
Section 5.2.

         "Guarantee" means the Guarantee Agreement executed and delivered by the Depositor, as Guarantor, and The Bank of New York, as Trustee, for the benefit of the Holders of the Preferred Securities, as amended from time to time.

         "Indenture" means the Junior Subordinated Indenture, dated as of December 30, 1996, between the Depositor and the Debenture Trustee, as Trustee, as amended or supplemented from time to time.

         "Lien" means any lien, pledge, charge, encumbrance, mortgage, deed of trust, adverse ownership interest, hypothecation, assignment, security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever.

         "Like Amount" means (a) with respect to a redemption of Trust Securities, Trust Securities having a Liquidation Amount equal to the principal amount of Debentures to be contemporaneously redeemed in accordance with the Indenture the proceeds of which will be used to pay the Redemption Price of such Trust Securities, and (b) with respect to a distribution of Debentures to Holders of Trust Securities in connection with a dissolution or liquidation of the Trust, Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the Holder to whom such Debentures are distributed.

         "Liquidation Amount" means the stated amount of $1,000 per Trust Security.

         "Liquidation Date" means the date on which Debentures are to be distributed to Holders of Trust Securities in connection with a termination and liquidation of the Trust pursuant to Section 9.4(a).

         "Liquidation Distribution" has the meaning specified in Section 9.4(d).

         "New Purchase Agreement" means the Purchase Agreement, dated as of March 18, 1997, among the Trust, the Depositor, BankUnited, FSB and the Initial Purchaser named therein.

         "New Registration Rights Agreement" means the Registration Rights Agreement, dated as of March 24, 1997, among the Trust, the Depositor and the Initial Purchaser defined therein.

         "1940 Act" means the Investment Company Act of 1940, as amended.

         "Officers' Certificate" means a certificate signed by the Chairman, Chief Executive Officer and President or a Vice President, and by the Treasurer, an Associate Treasurer, an Assistant Treasurer, the Controller, the Secretary or an Assistant Secretary, of the Depositor, and delivered to the appropriate Trustee. One of the officers signing an Officers' Certificate given pursuant to
Section 8.15 shall be the principal executive, financial or accounting officer of the Depositor. Any Officers' Certificates delivered with respect to compliance with a condition or covenant provided for in this Trust Agreement shall include:

                                    (a) a statement that each officer signing
                  the Officers' Certificate has read the covenant or condition and the definitions relating thereto;

                                    (b) a brief statement of the nature and
                  scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;

                                    (c) a statement that each such officer has
                  made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                                    (d) a statement as to whether, in the
                  opinion of each such officer, such condition or covenant has been complied with.

         "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Trust, the Property Trustee or the Depositor, but not an employee of any thereof, and who shall be reasonably acceptable to the Property Trustee.

         "Original Preferred Securities" has the meaning specified in Section
2.4.

         "Original Trust Agreement" has the meaning specified in the preamble to this Trust Agreement.

         "Other Preferred Securities" means the Preferred Securities sold to Accredited Investors in reliance on an exemption from the registration requirements of the Securities Act other than Rule 144A as set forth in Section 3 of the Purchase Agreement or Section 3 of the New Purchase Agreement.

         "Outstanding", when used with respect to Trust Securities, means, as of the date of determination, all Trust Securities theretofore executed and delivered under this Trust Agreement, except:

                                    (a) Trust Securities theretofore cancelled
                  by the Property Trustee or delivered to the Property Trustee for cancellation;

                                    (b) Trust Securities for whose payment or
                  redemption money in the necessary amount has been therefore deposited with the Property Trustee or any

                  Paying Agent for the Holders of such Trust Securities; provided that, if such Trust Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Trust Agreement; and

                                    (c) Trust Securities which have been paid or
                  in exchange for or in lieu of which other Preferred Securities have been executed and delivered pursuant to Sections 5.4, 5.5, 5.11 and 5.13; provided, however, that in determining whether the Holders of the requisite Liquidation Amount of the Outstanding Preferred Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Preferred Securities owned by the Depositor, any Trustee or any Affiliate of the Depositor or any Trustee shall be disregarded and deemed not to be Outstanding, except that
                  (a) in determining whether any Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Preferred Securities that such Trustee actually knows to be so owned shall be so disregarded and (b) the foregoing shall not apply at any time when all of the outstanding Preferred Securities are owned by the Depositor, one or more of the Trustees or any such Affiliate. Preferred Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Administrative Trustees the pledgee's right so to act with respect to such Preferred Securities and that the pledgee is not the Depositor or any Affiliate of the Depositor.

         "Owner" means each Person who is the beneficial owner of a beneficial interest in a Global Preferred Security as reflected in the records of the Clearing Agency or, if a Clearing Agency participant is not the Owner, then as reflected in the records of a Person maintaining an account with such Clearing Agency (directly or indirectly, in accordance with the rules of such Clearing Agency).

         "Paying Agent" means any paying agent or co-paying agent appointed pursuant to Section 5.10 and shall initially be the Bank.

         "Payment Account" means a segregated non-interest-bearing corporate trust account maintained by the Property Trustee with the Bank in its corporate trust department for the benefit of the Securityholders in which all amounts paid in respect of the Debentures will be held and from which the Property Trustee, through the Paying Agent, shall make payments to the Securityholders in accordance with Sections 4.1 and 4.2.

         "Person" means any individual, corporation, partnership, joint venture, trust, limited liability company or corporation, unincorporated organization or government or any agency or political subdivision thereof.

         "Preferred Security" means an undivided beneficial interest in the assets of the Trust, having a Liquidation Amount of $1,000 and having the rights provided therefor in this Trust Agreement including the right to receive Distributions and a Liquidation Distribution as provided herein.

         "Preferred Securities Certificate" or "Preferred Securities Certificates" means one or more certificates evidencing ownership of Preferred Securities, substantially in the form attached as Exhibit D-1 or D-2.

         "Property Trustee" means the Person identified as the "property trustee" in the preamble to this Trust Agreement solely in its capacity as Property Trustee of the Trust heretofore created and continued hereunder and not in its individual capacity, or its successor in interest in such capacity, or any successor property trustee appointed as herein provided.

         "Purchase Agreement" means the Purchase Agreement, dated as of December 23, 1996, among the Trust, the Depositor, BankUnited, FSB and the Initial Purchasers named therein.

         "Redemption Date" means, with respect to any Trust Security to be redeemed, the date fixed for such redemption by or pursuant to this Trust Agreement; provided that each Debenture Redemption Date and the stated maturity of the Debentures shall be a Redemption Date for a Like Amount of Trust Securities.

         "Redemption Price" means, with respect to any Trust Security, the Liquidation Amount of such Trust Security, plus accumulated and unpaid Distributions to the Redemption Date, plus the related amount of the premium, if any, paid by the Depositor upon the concurrent redemption of a like Amount of Debentures allocated on a pro rata basis (based on Liquidation Amounts) among the Trust Securities.

         "Registration Rights Agreement" means the Registration Rights Agreement, dated as of December 30, 1996, among the Trust, the Depositor and the Initial Purchasers named therein.

         "Regulation D" means Regulation D under the Securities Act (or any successor provision), as it may be amended from time to time.

         "Relevant Trustee" shall have the meaning specified in Section 8.10.

         "Responsible Officer" means, when used with respect to the Property Trustee, any officer assigned to the Corporate Trust Office, including any vice president, assistant vice president, assistant treasurer or any other officer of the Property Trustee customarily performing functions similar to those performed by any of the above designated officers, and also, with respect to a particular matter, any other officer, to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject and with respect to the Delaware Trustee, any officer of the Delaware Trustee customarily performing functions similar to those performed by any of the above designated officers, and also, with respect to a particular matter, any other officer, to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         "Restricted Preferred Securities" means all Preferred Securities required pursuant to Section 5.5(c) to bear a Restricted Preferred Securities Legend.

         "Restricted Preferred Securities Legend" means a legend substantially in the form of a Legend required on Exhibit D-2 to be placed on non-global Definitive Preferred Securities issued to Accredited Investors.

         "Restricted Security Certificate" means a certificate substantially in the form set forth in Exhibit E.

         "Rule 144A" means Rule 144A under the Securities Act.

         "Rule 144A Preferred Securities" means the Preferred Securities sold to qualified institutional buyers as defined in Rule 144A as set forth in Section 3 of the Purchase Agreement or Section 3 of the New Purchase Agreement..

         "Rule 144A Preferred Securities Legend" means a legend substantially in the form of the legend required in Exhibit D-1 to be placed upon the Rule 144A Preferred Securities.

         "Securities Act" means the United States Securities Act of 1933, as amended.

         "Securities Act Legend" means a Rule 144A Preferred Securities Legend.

         "Securities Register" and "Securities Registrar" have the respective meanings specified in Section 5.5.

         "Securityholder" or "Holder" means a Person in whose name a Trust Security or Trust Securities are registered in the Securities Register; any such Person shall be a beneficial owner within the meaning of the Delaware Business Trust Act; provided, however, that in determining whether the Holders of the requisite amount of Outstanding Preferred Securities have voted on any matter provided for in this Trust Agreement, then for the purpose of any such determination, so long as Definitive Preferred Securities Certificates have not been issued, the term Security- holders or Holders as used herein shall refer to the Owners.

         "Trust" means the Delaware business trust created and continued hereby and identified on the cover page to this Trust Agreement.

         "Trust Agreement" means this Amended and Restated Trust Agreement, as the same may be modified, amended or supplemented in accordance with the applicable provisions hereof, including (i) all exhibits hereto and (ii) for all purposes of this Trust Agreement and any such modification, amendment or supplement, the provisions of the Trust Indenture Act that are deemed to be a part of and govern of this Trust Agreement and any such modification, amendment or supplement, respectively.

         "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

         "Trust Property" means (a) the Debentures, (b) any cash on deposit in, or owing to, the Payment Account and (c) all proceeds and rights in respect of the foregoing and any other property and assets for the time being held or deemed to be held by the Property Trustee pursuant to the Trusts of this Trust Agreement.

         "Trust Security" means any one of the Common Securities or the Preferred Securities.

         "Trust Securities Certificate" means any one of the Common Securities Certificates or the Preferred Securities Certificates.

         "Trustees" means, collectively, the Property Trustee, the Delaware Trustee and the Administrative Trustees.

         "Unrestricted Securities Certificate" means a certificate substantially in the form set forth in Exhibit F.

                                   ARTICLE II.

                            CONTINUATION OF THE TRUST

Section 2.1.      Name.

         The Trust continued hereby shall be known as "BankUnited Capital", as such name may be modified from time to time by the Administrative Trustees following written notice to the Holders of Trust Securities and the other Trustees, in which name the Trustees may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

Section 2.2.      Office of the Delaware Trustee; Principal Place of Business.

         The address of the Delaware Trustee in the State of Delaware is c/o The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711, Attention: Corporate Trust Department, or such other address in the State of Delaware as the Delaware Trustee may designate by written notice to the Securityholders and the Depositor. The principal executive office of the Trust is c/o BankUnited Financial Corporation, 255 Alhambra Circle, Coral Gables, Florida 33134.

Section 2.3.      Initial Contribution of Trust Property; Organizational
                  Expenses.

         The Property Trustee acknowledged receipt in Trust from the Depositor in connection with the creation of the Trust of the sum of $10, which constituted the initial Trust Property. The Depositor shall pay organizational expenses of the Trust as agreed to in writing from time to time as they arise or shall, upon written request of any Trustee, promptly reimburse such Trustee for any such expenses paid by such Trustee. The Depositor shall make no claim upon the Trust Property for the payment of such expenses.

Section 2.4.      Issuance of the Preferred Securities.

         The Depositor, on behalf of the Trust and pursuant to this Trust Agreement, executed and delivered the Purchase Agreement and shall execute and deliver the New Purchase Agreement. Contemporaneously with the execution and delivery of the Original Trust Agreement, an Administrative Trustee, on behalf of the Trust, executed in accordance with Section 5.2 and delivered to the Initial Purchasers named in the Purchase Agreement Preferred Securities Certificates, registered as set forth in Section 5.2, in an aggregate amount of 50,000 Preferred Securities having an aggregate Liquidation Amount of $50,000,000, against receipt of such aggregate purchase price of such Preferred Securities of $50,000,000, which amount the Administrative Trustee promptly delivered to the Property Trustee (the "First Original Preferred Securities"). Contemporaneously with the execution and delivery of this Trust Agreement, an Administrative Trustee, on behalf of the Trust, shall execute in accordance with
Section 5.2 and deliver to the Initial Purchaser named in the New Purchase Agreement additional Preferred Securities Certificates, registered as set forth in Section 5.2, in an aggregate amount of 20,000 Preferred Securities having an aggregate Liquidation Amount of $20,000,000 against receipt of such aggregate purchase price of such Preferred Securities of $19,700,000, which amount the Administrative Trustee shall promptly deliver to the Property Trustee (the "Second Original Preferred Securities") (the First Original Preferred Securities and the Second Original Preferred Securities being hereinafter collectively referred to as the "Original Preferred Securities"). The Original Preferred Securities shall consist of Rule 144A Preferred Securities and Other Preferred Securities. All of the Preferred Securities issued as described in this Trust Agreement shall constitute one class of Preferred Securities.

Section 2.5. Issuance of the Common Securities; Subscription and Purchase of Debentures.

         Contemporaneously with the execution and delivery of the Original Trust Agreement, an Administrative Trustee, on behalf of the Trust, executed in accordance with Section 5.3 and delivered to the Depositor Common Securities Certificates, registered in the name of the Depositor, in an aggregate amount of 2,000 Common Securities having an aggregate Liquidation Amount of $2,000,000 against payment by the Depositor of such amount, which amount such Administrative Trustee promptly delivered to the Property Trustee. Contemporaneously therewith, an Administrative Trustee, on behalf of the Trust, subscribed to and purchased from the Depositor Debentures, registered in the name of the Trust and having an aggregate principal amount equal to $52,000,000, and, in satisfaction of the purchase price for such Debentures, the Property Trustee, on behalf of the Trust, delivered to the Depositor the sum of $52,000,000 (being the sum of the amounts delivered to the Property Trustee pursuant to (i) the second sentence of Section 2.4 and (ii) the first sentence of this Section 2.5). Contemporaneously with the execution and delivery of this Trust Agreement, an Administrative Trustee, on behalf of the Trust, shall execute in accordance with Section 5.3 and deliver to the Depositor additional Common Securities Certificates, registered in the name of the Depositor, in an aggregate amount of 800 Common Securities having an aggregate Liquidation Amount of $800,000 against payment by the Depositor of such amount, which amount such Administrative Trustee shall promptly deliver to the Property Trustee. Contemporaneously therewith, an Administrative Trustee, on behalf of the Trust, shall subscribe to and purchase from the Depositor additional Debentures, registered in the name of the Trust and having an aggregate principal amount equal to $20,800,000, and, in satisfaction of the purchase price for such Debentures, the Property Trustee, on behalf of the Trust, shall deliver to the Depositor the sum of $20,800,000 (being the sum of the amounts delivered to the Property Trustee pursuant to (i) the third sentence of Section 2.4 and (ii) the third sentence of this Section 2.5). All of the Common Securities issued as described in this Trust Agreement shall constitute one class of Common Securities.

Section 2.6.      Declaration of Trust.

         The exclusive purposes and functions of the Trust are (a) to issue and sell Trust Securities and use the proceeds from such sale to invest in the Debentures and (b) to engage in those activities necessary, convenient or incidental thereto. The Depositor hereby appoints the Trustees as trustees of the Trust, to have all the rights, powers and duties to the extent set forth herein, and the Trustees hereby accept such appointment. The Property Trustee hereby declares that it will hold the Trust Property in trust upon and subject to the conditions set forth herein for the benefit of the Trust and the Securityholders. The Administrative Trustees shall have all of the rights, powers and duties set forth herein and in accordance with applicable law with respect to accomplishing the purposes of the Trust. The Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsibilities, of the Property Trustee or the Administrative Trustees set forth herein. The Delaware Trustee shall be one of the Trustees of the Trust for the sole and limited purpose of fulfilling the requirements of Section 3807 of the Delaware Business Trust Act.

Section 2.7.      Authorization to Enter into Certain Transactions.

                                    (a) The Trustees shall conduct the affairs
                  of the Trust in accordance with the terms of this Trust Agreement. Subject to the limitations set forth in paragraph
                  (b) of this Section, and in accordance with the following provisions (i) and (ii), the Trustees shall have the authority to enter into all transactions and agreements determined by the Trustees to be appropriate in exercising the authority, express or implied, otherwise granted to the Trustees under this Trust Agreement, and to perform all acts in furtherance thereof, including without limitation, the following :

                                    (i) As among the Trustees, each
                           Administrative Trustee shall have the power and authority to act on behalf of the Trust with respect to the following matters:

                                                     (A) the issuance and sale
                           of the Trust Securities;

                                                    (B) to cause the Trust to
                           enter into, and to execute, deliver and perform on behalf of the Trust, the Expense Agreement, the Registration Rights Agreement, the New Registration Rights Agreement and the Certificate Depository Agreement and such other agreements as may be necessary or desirable in connection with the purposes and function of the Trust;

                                                    (C) assisting in connection
                           with the Registration Rights Agreement and the New Registration Rights Agreement in the registration of the Preferred Securities under the Securities Act, as amended, and under state securities or blue sky laws, and the qualification of this Trust Agreement as a trust indenture under the Trust Indenture Act;

                                                    (D) assisting in the
                           registration or listing of the Preferred Securities with The Depository Trust Company or upon such other trading facilities or exchanges as shall be determined by the Depositor and the registration of the Preferred Securities under the Exchange Act, as amended, and the preparation and filing of all periodic and other reports and other documents pursuant to the foregoing;

                                                    (E) the sending of notices
                           (other than notices of default) and other information regarding the Trust Securities and the Debentures to the Securityholders in accordance with this Trust Agreement;

                                                    (F) the appointment of a
                           Paying Agent, authenticating agent and Securities Registrar in accordance with this Trust Agreement;

                                                    (G) registering transfer of
                           the Trust Securities in accordance with this Trust Agreement;

                                                    (H) to the extent provided
                           in this Trust Agreement, the winding up of the affairs of and liquidation of the Trust and the preparation, execution and filing of the certificate of cancellation with the Secretary of the State of Delaware;

                                                    (I) unless otherwise
                           determined by the Depositor, the Property Trustee or the Administrative Trustees, or as otherwise required by the Delaware Business Trust Act or the Trust Indenture Act, to execute on behalf of the Trust (either acting alone or together with any or all of the Administrative Trustees) any documents that the Administrative Trustees have the power to execute pursuant to this Trust Agreement;

                                                    (J) assisting in the
                           designation of the Preferred Securities for trading in the Private Offering, Resales and Trading through the Automatic Linkages (PORTAL) system; and

                                                    (K) the taking of any action
                           incidental to the foregoing as the Trustees may from time to time determine is necessary or advisable to give effect to the terms of this Trust Agreement for the benefit of the Securityholders (without consideration of the effect of any such action on any particular Securityholder).

                                            (ii) As among the Trustees, the
                           Property Trustee shall have the power, duty and authority to act on behalf of the Trust with respect to the following matters:

                                                    (A) the establishment of the
                           Payment Account;

                                                    (B) the receipt of the
                           Debentures;

                                                    (C) the collection of
                           interest, principal (premium, if any) and any other payments made in respect of the Debentures in the Payment Account;

                                                    (D) the distribution through
                           the Paying Agent of amounts owed to the
                           Securityholders in respect to the Trust Securities;

                                                    (E) the exercise of all of
                           the rights, powers and privileges of a holder of the Debentures;

                                                    (F) the sending of notices
                           of default and other information regarding the Trust Securities and the Debentures to the Securityholders in accordance with this Trust Agreement;

                                                    (G) the distribution of the
                           Trust Property in accordance with the terms of this Trust Agreement;

                                                    (H) to the extent provided
                           in this Trust Agreement, the winding up of the affairs of and liquidation of the Trust and the execution of the certificate of cancellation with the Secretary of State of the State of Delaware;

                                                    (I) after an Event of
                           Default (other than under paragraph (b), (c), (d) or
                           (e) of the definition of such term if such Event of Default is by or with respect to the Property Trustee), the taking of any action incidental to the foregoing as the Property Trustee may from time to time determine is necessary or advisable to give effect to the terms of this Trust Agreement and protect and conserve the Trust Property for the benefit of the Securityholders (without consideration of the effect of any such action on any particular Securityholder); and

                                                    (J) except as otherwise
                           provided in this Section 2.7(a)(ii), the Property Trustee shall have none of the duties, liabilities, powers or the authority of the Administrative Trustees set forth in Section 2.7(a)(i).

                           (b) So long as this Trust Agreement remains in
                   effect, the Trust (or the Trustees acting on behalf of the Trust) shall not undertake any business, activities or transaction except as expressly provided herein or contemplated hereby. In particular, the Trustees shall not
                   (i) acquire any investments or engage in any activities not authorized by this Trust Agreement, (ii) sell, assign, transfer, exchange, mortgage, pledge, set-off or otherwise dispose of any of the Trust Property or interests therein, including to Securityholders, except as expressly provided herein, (iii) take any action that would cause the Trust to fail or cease to qualify as a "grantor trust" for United States federal income tax purposes, (iv) incur any indebtedness for borrowed money or issue any other debt or
                   (v) take or consent to any action that would result in the placement of a Lien on any of the Trust Property. The Administrative Trustees shall defend all claims and demands of all Persons at any time claiming any Lien on any of the Trust Property adverse to the interest of the Trust or the Securityholders in their capacity as Securityholders.

                           (c) In connection with the issue and sale of the
                   Preferred Securities, the Depositor shall have the right and responsibility to assist the Trust with respect to, or effect on behalf of the Trust, the following (and any actions taken by the Depositor in furtherance of the following prior to the date of this Trust Agreement are hereby ratified and conformed in all respects):

                                                    (i) the preparation by the
                           Trust of an offering memorandum or memoranda, including any supplements thereto, in relation to the Preferred Securities and filing by the Trust with the Commission and the execution on behalf of the Trust of a registration statement or registration statements on the appropriate form in relation to the Preferred Securities, including any amendments thereto;

                                                    (ii) the determination of
                           the states in which to take appropriate action to qualify or register for sale all or part of the Preferred Securities and the determination of any and all such acts, other than actions which must be taken by or on behalf of the Trust, and the advice to the Trustees of actions they must take on behalf of the Trust, and the preparation for execution and filing of any documents to be executed and filed by the Trust or on behalf of the Trust, as the Depositor deems necessary or advisable in order to comply with the applicable laws of any such states in connection with the sale of the Preferred Securities;

                                                    (iii) the preparation for
                           filing by the Trust and execution on behalf of the Trust of an application to The Depository Trust Company or any other trading facility or exchange for registration or listing upon notice of issuance of any Preferred Securities;

                                                    (iv) the preparation for
                           filing by the Trust with the Commission and the execution on behalf of the Trust of a registration statement on Form 8-A relating to the registration of the Preferred Securities under Section 12(b) or 12(g) of the Exchange Act, including any amendments thereto;

                                                    (v) the negotiation of the
                           terms of, and the execution and delivery of, the Purchase Agreement and the New Purchase Agreement providing for the sale of the Preferred Securities; and

                                                    (vi) the taking of any other
                           actions necessary or desirable to carry out any of the foregoing activities.

                           (d) Notwithstanding anything herein to the contrary,
                   the Depositor and the Administrative Trustees are authorized and directed to conduct the affairs of the Trust and to operate the Trust so that the Trust will not be deemed to be an "investment company" required to be registered under the 1940 Act, or fail to be classified as a grantor trust for United States federal income tax purposes and so that the Debentures will be treated as indebtedness of the Depositor for United States Federal income tax purposes. In this connection, the Depositor and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the Certificate of Trust or this Trust Agreement, that each of the Depositor and any Administrative Trustee determines in its discretion to be necessary or desirable for such purposes, as long as such action does not adversely affect in any material respect the interests of the holders of the Preferred Securities.

Section 2.8.      Assets of Trust.

         The assets of the Trust shall consist of the Trust Property.

Section 2.9.      Title to Trust Property.

         Legal title to all Trust Property shall be vested at all times in the Property Trustee (in its capacity as such) and shall be held and administered by the Property Trustee for the benefit of the Trust and the Securityholders in accordance with this Trust Agreement.

                                  ARTICLE III.

                                 PAYMENT ACCOUNT

Section 3.1.      Payment Account.

                                    (a) On or prior to the Closing Date, the
                  Property Trustee established the Payment Account. The Property Trustee and any agent of the Property Trustee shall have exclusive control and sole right of withdrawal with respect to the Payment Account for the purpose of making deposits in and withdrawals from the Payment Account in accordance with this Trust Agreement. All moneys and other property deposited or held from time to time in the Payment Account shall be held by the Property Trustee in the Payment Account for the exclusive benefit of the Securityholders and for distribution as herein provided, including (and subject to) any priority of payments provided for herein.

                                    (b) The Property Trustee shall deposit in
                  the Payment Account, promptly upon receipt, all payments of principal of or interest on, and any other payments or proceeds with respect to, the Debentures. Amounts held in the Payment Account shall not be invested by the Property Trustee pending distribution thereof.

                                   ARTICLE IV.

                            DISTRIBUTIONS; REDEMPTION

Section 4.1.      Distributions.

                                    (a) The Trust Securities represent undivided
                  beneficial interests in the Trust Property, and Distributions (including Additional Amounts) will be made on the Trust Securities at the rate and on the dates that payments of interest (including of Additional Interest, as defined in the Indenture) are made on the Debentures. Accordingly:

                                            (i) Distributions on the Trust
                           Securities shall be cumulative, and will accumulate whether or not there are funds of the Trust available for the payment of Distributions. Distributions shall accrue from December 30, 1996 and, except in the event (and to the extent) that the Depositor exercises its right to defer the payment of interest on the Debentures pursuant to the Indenture, shall be payable semi-annually in arrears on June 30 and December 31 of each year, commencing on

                           June 30, 1997. If any date on which a Distribution is otherwise payable on the Trust Securities is not a Business Day, then the payment of such Distribution shall be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, payment of such Distribution shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date (each date on which distributions are payable in accordance with this Section 4.l(a), a "Distribution Date").

                                            (ii) Assuming payments of interest
                           on the Debentures are made when due (and before giving effect to Additional Amounts, if applicable), Distributions on the Trust Securities shall be payable at a rate of 10 1/4% per annum of the Liquidation Amount of the Trust Securities. The amount of Distributions payable for any full period shall be computed on the basis of a 360-day year of twelve 30-day months. The amount of Distributions for any partial period shall be computed on the basis of the number of days elapsed in a 360-day year of twelve 30-day months. The amount of Distributions payable for any period shall include the Additional Amounts, if any.

                                            (iii) Distributions on the Trust
                           Securities shall be made by the Property Trustee from the Payment Account and shall be payable on each Distribution Date only to the extent that the Trust has funds then on hand and available in the Payment Account for the payment of such Distributions.

                                            (b) Distributions on the Trust
                           Securities with respect to a Distribution Date shall be payable to the Holders thereof as they appear on the Securities Register for the Trust Securities on the relevant record date, which shall be one Business Day prior to such Distribution Date; provided, however, that in the event that the Preferred Securities do not remain in book-entry-only form, the relevant record date shall be the date 15 days prior to the relevant Distribution Date.

Section 4.2.      Redemption.

                                            (a) On any Debenture Redemption Date
                           and on the stated maturity of the Debentures, the Trust will be required to redeem a Like Amount of Trust Securities at the Redemption Price.

                                            (b) Notice of redemption shall be
                           given by the Property Trustee by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date to each Holder of Trust Securities to be redeemed, at such Holder's address appearing in the Security Register. All notices of redemption shall state:

                                            (i)      the Redemption Date;

                                            (ii)     the Redemption Price;

                                            (iii)    the CUSIP number;

                                            (iv) if less than all of the
                           Outstanding Trust Securities are to be redeemed, the identification and the total Liquidation Amount of the particular Trust Securities to be deemed;

                                            (v) that on the Redemption Date the
                           Redemption Price will become due and Payable upon each such Trust Security to be redeemed and that Distributions thereon will cease to accrue on and after said date; and

                                            (vi) the place or places where the
                           Trust Securities are to be surrendered for the payment of the Redemption Price.

         The Trust in issuing the Trust Securities may use "CUSIP" or "private placement" numbers (if then generally in use), and, if so, the Property Trustee shall indicate the "CUSIP" or "private placement" numbers of the Trust Securities in notices of Redemption and related materials as a convenience to Securityholders; PROVIDED that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Trust Securities or as contained in any notice of redemption and related materials.

                  (c) The Trust Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the proceeds from the contemporaneous Redemption of Debentures. Redemptions of the Trust Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Trust has funds then on hand and available in the Payment Account for the payment of such Redemption Price.

                  (d) If the Property Trustee gives a notice of redemption in respect of any Preferred Securities, then, by 10:00 a.m., New York City time, on the Redemption Date, subject to Section 4.2(c), the Property Trustee will, so long as the Preferred Securities are in book-entry-only form, irrevocably deposit with the Clearing Agency for the Preferred Securities funds sufficient to pay the applicable Redemption Price and will give such Clearing Agency irrevocable instructions and authority to pay the Redemption Price to the holders thereof. If the Preferred Securities are no longer in book-entry-only form, the Property Trustee, subject to Section 4.2(c), will irrevocably deposit with the Paying Agent funds sufficient to pay the applicable Redemption Price and will give the Paying Agent irrevocable instructions and authority to pay the Redemption Price to the Holders thereof upon surrender of their Preferred Securities Certificates. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Trust Securities called for redemption shall be payable to the Holders of such Trust Securities as they appear on the register for the Trust Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of Securityholders holding Trust

Securities so called for redemption will cease, except the right of such Securityholders to receive the Redemption Price and any Distribution payable on or prior to the Redemption Date, but without interest, and such Securities will cease to be outstanding. In the event that any date on which any Redemption Price is payable is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on such date. In the event that payment of the Redemption Price in respect of any Trust Securities called for redemption is improperly withheld or refused and not paid either by the Trust or by the Depositor pursuant to the Guarantee, Distributions on such Trust Securities will continue to accrue, at the then applicable rate, from the Redemption Date originally established by the Trust for such Trust Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

                  (e) Payment of the Redemption Price on the Trust Securities shall be made to the recordholders thereof as they appear on the Securities register for the Trust Securities on the relevant record date, which shall be one Business Day prior to the relevant Redemption Date; provided, however, that in the event that the Preferred Securities do not remain in book-entry-only form, the relevant record date shall be the date fifteen days prior to the relevant Redemption Date.

                  (f) Subject to Section 4.3(a), if less than all of the Outstanding Trust Securities are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of Trust Securities to be redeemed shall be allocated on a pro rata basis (based on Liquidation Amounts) among Common Securities and the Preferred Securities. The particular Preferred Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Property Trustee from the Outstanding Preferred Securities not previously called for redemption, by such method (including, without limitation, by lot) as the Property Trustee shall deem fair and appropriate and which may provide for the selection for Redemption of portions (equal to $1,000 or an integral multiple of $1,000 in excess thereof) of the Liquidation Amount of Preferred Securities of a denomination larger than $1,000, provided that the Holder of such Preferred Securities shall not hold less than $100,000 Preferred Securities after the redemption. The Property Trustee shall promptly notify the Security Registrar in writing of the Preferred Securities selected for redemption and, in the case of any Preferred Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of this Trust Agreement, unless the context otherwise requires, all provisions relating to the Redemption of Preferred Securities shall relate, in the case of any Preferred Securities redeemed or to be redeemed only in part, to the portion of the Liquidation Amount of Preferred Securities that has been or is to be Redeemed.

Section 4.3.      Subordination of Common Securities.

                                    (a) Payment of Distributions (including
                  Additional Amounts, if applicable) on, and the Redemption Price of, the Trust Securities, as applicable, shall be made, subject to Section 4.2(f), pro rata among the Common Securities and the Preferred Securities based on the Liquidation Amount of the Trust Securities; provided, however, that if on any Distribution Date or Redemption Date any Event of Default resulting from a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution (including Additional Amounts, if applicable) on, or Redemption Price of, any Common Security, and no other payment on account of the redemption, liquidation or other acquisition of Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions (including Additional Amounts, if applicable) on all Outstanding Preferred Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all Outstanding Preferred Securities, shall have been made, and all funds immediately available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions (including Additional Amounts, if applicable) on, or the Redemption Price of, Preferred Securities then due and payable.

                                    (b) In the case of the occurrence of any
                  Event of Default resulting from any Debenture Event of Default, the Holder of Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under this Trust Agreement until the effect of all of such Events of Default with respect to the Preferred Securities have been cured, waived or otherwise eliminated. Until any such Event of Default under this Trust Agreement with respect to the Preferred Securities has been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the Holders of the Preferred Securities and not the Holder of the Common Securities, and only the Holders of the Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

Section 4.4.      Payment Procedures.

         Payments of Distributions (including Additional Amounts, if applicable) in respect of the Preferred Securities shall be made by check mailed to the address of the Person entitled thereto as such address shall appear on the Securities Register or, if the Preferred Securities are held by a Clearing Agency, such Distributions shall be made to the Clearing Agency in immediately available funds, which shall credit the relevant Persons' accounts at such Clearing Agency on the applicable Distribution Dates. Payments in respect of the Common Securities shall be made in such manner as shall be mutually agreed between the Property Trustee and the Common Securityholder.

Section 4.5.      Tax Returns and Reports.

         The Administrative Trustees shall prepare (or cause to be prepared), at the Depositor's expense, and file all United States federal, state and local tax and information returns and reports required to be filed by or in respect of the Trust. In this regard, the Administrative Trustees shall (a) prepare and file (or cause to be prepared and filed) the appropriate Internal Revenue Service Form required to be filed in respect of the Trust in each taxable year of the Trust and (b) prepare and furnish (or cause to be prepared and furnished) to each Securityholder the appropriate Internal Revenue Service form required to be provided on such form. The Administrative Trustees shall provide the Depositor and the Property Trustee with a copy of all of such returns and reports promptly after such filing or furnishing. The Trustees shall comply with United States federal withholding and backup withholding tax laws and information reporting requirements with respect to any payments to Securityholders under the Trust Securities.

Section 4.6.      Payment of Taxes, Duties, Etc.  of the Trust.

         Upon receipt under the Debentures of Additional Sums, the Administrative Trustee shall promptly pay any taxes, duties or governmental charges of whatsoever nature (other than withholding taxes) imposed on the Trust by the United States or any other taxing authority.

Section 4.7.      Payments under Indenture or Pursuant to Direct Actions.

         Any amount payable hereunder to any Holder of Preferred Securities shall be reduced by the amount of any corresponding payment such Holder (and Owner with respect to such Holder's Preferred Securities) has directly received pursuant to Section 5.8 of the Indenture or Section 5.14 of this Trust Agreement.

                                   ARTICLE V.

                                TRUST SECURITIES

Section 5.1.      Initial Ownership.

         Upon the formation of the Trust and the contribution by the Depositor pursuant to Section 2.3 of the Original Trust Agreement and until the issuance of the Trust Securities pursuant to the Original Trust Agreement, the Depositor was, and at any time during which no Trust Securities are outstanding, the Depositor shall be, the sole beneficial owner of the Trust.

Section 5.2.      The Trust Securities.

         The Preferred Securities shall be issued in minimum denominations of $100,000 Liquidation Amount and integral multiples of $1,000 in excess thereof, and the Common Securities shall be issued in denominations of $1,000 Liquidation Amount and integral multiples thereof. The Trust Securities shall be executed on behalf of the Trust by manual or facsimile signature of at least one Administrative Trustee. Trust Securities bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be validly issued and entitled to the benefits of this Trust Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the delivery of such Trust Securities or did not hold such offices at the date of delivery of such Trust Securities. A transferee of a Trust Security shall become a Securityholder, and shall be entitled to the rights and subject to the obligations of a Securityholder hereunder, upon due registration of such Trust Securities in such transferee's name pursuant to Sections 5.4, 5.5 and 5.13.

         Upon their original issuances or any subsequent issuances, Rule 144A Preferred Securities shall be issued in the form of one or more global Rule 144A Preferred Securities (the "Global Rule 144A Preferred Securities") registered in the name of the nominee of DTC for credit to the respective accounts of the Owners thereof (or such other accounts as they may direct). Upon their original issuance or any subsequent issuances, Other Preferred Securities shall also be issued in the form of Global Preferred Securities except in the event that such Other Preferred Securities are required to be issued to the Accredited Investor in the form of a Definitive Preferred Security certificate and registered to the name of the Accredited Investor thereof to comply with state securities or other laws.

         Common Securities Certificate representing the Common Securities shall be issued to the Depositor in the form of a definitive Common Securities Certificates.

Section 5.3.      Execution and Delivery of Trust Securities.

         On or prior to the Closing Date the Administrative Trustees shall have caused or shall cause Trust Securities consisting of Preferred Securities and Common Securities, in an aggregate Liquidation Amount as provided in Sections
2.4 and 2.5, to be executed on behalf of the Trust and delivered to or upon the written order of the Depositor, signed by its chairman of the board and president, any executive vice president or any vice president, treasurer or assistant treasurer or controller without further corporate action by the Depositor, in authorized denominations.

Section 5.4.      Global Preferred Securities.

                                    (a) Each Global Preferred Security issued
                  under this Trust Agreement shall be registered in the name of the Clearing Agency designated by the Depositor for the related Global Preferred Securities or a nominee thereof and delivered to such Clearing Agency or a nominee thereof or custodian therefor.

                                    (b) Notwithstanding any other provision in
                  this Trust Agreement, no Global Preferred Securities may be exchanged in whole or in part for Preferred Securities registered, and no transfer of Global Preferred Securities in whole or in part may be registered, in the name of any Person other than the Clearing Agency for such Global Preferred Securities or a nominee thereof unless (i) the Clearing Agency advises the Property Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Global Preferred Securities, and the Property Trustee is unable to locate a qualified successor, (ii) the Trust at its option advises the Clearing Agency in writing that it elects to eliminate the global system through the Clearing Agency, (iii) after the occurrence of a Debenture Event of Default or (iv) pursuant to the following sentence. All or any portion of a Global
                  Preferred Security may be exchanged for a Preferred Security that has a like aggregate principal amount and is not a Global Preferred Security upon 20 days' prior written request made by the Clearing Agency or its authorized representative to the Property Trustee; provided, however, that no Definitive Preferred Security shall be issued in an amount representing less than 100 Preferred Securities. Upon the occurrence of any event specified in clause (i), (ii) or (iii) above, the Administrative Trustees shall notify the Clearing Agency and the Clearing Agency shall notify all Owners of beneficial interests in Global Preferred Securities, the Delaware Trustee, the Property Trustee and the Administrative Trustees of the occurrence of such event and of the availability of the Definitive Preferred Securities to such Owners requesting the same; provided, however, that no Definitive Preferred Securities shall be issued in an amount representing less than $100,000 in aggregate Liquidation Amount of Preferred Securities. Upon surrender to the Administrative Trustees of the typewritten Preferred Securities Certificate or Certificates representing the Global Preferred Securities held by the Clearing Agency, accompanied by registration instructions, the Administrative Trustees, or any one of them, shall execute a Definitive Preferred Security in accordance with the instructions of the Clearing Agency. Neither the Securities Registrar nor the Trustees shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of the Definitive Preferred Security, the Trustees shall recognize the Holder of a Definitive Preferred Security as a Securityholder. Definitive Preferred Securities shall be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Administrative Trustees, as evidenced by the execution thereof by the Administrative Trustees or any one of them.

                                    (c) If any Global Preferred Security is to
                  be exchanged for Definitive Preferred Securities or cancelled in part, or if Definitive Preferred Securities are to be exchanged in whole or in part for a Global Preferred Security, then either (i) such Global Preferred Security shall be so surrendered for exchange or cancellation as provided in this Article Five or (ii) the aggregate Liquidation Amount represented by such Global Preferred Security shall be reduced, subject to Section 5.2, or increased, by an amount equal to the Liquidation Amount represented by that portion of the Global Preferred Security to be so exchanged or cancelled, or equal to the Liquidation Amount represented by such Definitive Preferred Security to be so exchanged for beneficial interests in the Global Preferred Security represented thereby, as the case may be, by means of an appropriate adjustment made on the records of the Securities Registrar, whereupon the Property Trustee, in accordance with the Applicable Procedures, shall instruct the Clearing Agency or its authorized representative to make a corresponding adjustment to its records. Upon surrender to the Administrative Trustees or the Securities Registrar of the Global Preferred Security by the Clearing Agency, accompanied by registration instructions, the Administrative Trustees, or any one of them, shall execute the Definitive Preferred Securities in accordance with the instructions of the Clearing Agency; provided, however, that no Definitive Preferred Securities shall be issued in an amount representing less than $100,000 in Aggregate Liquidation Amount of Preferred Securities. None of the Securities Registrar, the Trustees or the Administrative Trustees shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Preferred Securities, the Trustees and Administrative Trustees shall recognize the Holders of the Definitive Preferred Securities as Securityholders. The Definitive Preferred Securities shall be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Administrative Trustees, as evidenced by the execution thereof by the Administrative Trustees or any one of them.

                                    (d) Every Definitive Preferred Security
                  executed and delivered upon registration of, transfer of, or in exchange for or in lieu of, a Global Preferred Security or any portion thereof, whether pursuant to this Article Five or Article Four or otherwise, shall be executed and delivered in the form of, and shall be, a Global Preferred Security, unless such Definitive Preferred Security is registered in the name of a Person other than the Clearing Agency for such Global Preferred Security or a nominee thereof.

                                    (e) The Clearing Agency or its nominee, as
                  registered owner of a Global Preferred Security, shall be the Holder of such Global Preferred Security for all purposes under this Trust Agreement and the Global Preferred Security, and Owners with respect to a Global Preferred Security shall hold such interests pursuant to the Applicable Procedures. The Securities Registrar and the Trustees shall be entitled to deal with the Clearing Agency for all purposes of this Trust Agreement relating to the Global Preferred Securities (including the payment of the Liquidation Amount of and Distributions on the beneficial interests in Global Preferred Securities represented thereby and the giving of instructions or directions to Owners of Global Preferred Securities represented thereby) as the sole Holder of the Global Preferred Securities represented thereby and shall have no obligations to the Owners thereof. Neither the Property Trustee nor the Securities Registrar shall have any liability in respect of any transfers effected by the Clearing Agency.

         The rights of the Owners of the Global Preferred Securities shall be exercised only through the Clearing Agency and shall be limited to those established by law, the Applicable Procedures and agreements between such Owners and the Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Certificate Depository Agreement, unless and until Definitive Preferred Securities are issued pursuant to Section 5.4(b), the initial Clearing Agency will make global transfers among the Clearing Agency Participants and receive and transmit payments on the Preferred Securities to such Clearing Agency Participants.

Section 5.5.      Registration of Transfer and Exchange of Preferred Securities.

                                    (a) The Property Trustee shall keep or cause
                  to be kept, at the office or agency maintained pursuant to
                  Section 5.9, a register or registers for the purpose of registering Trust Securities and transfers and exchanges of Preferred

                  Securities (the "Securities Register") in which, the registrar designated by the Depositor (the "Securities Registrar"), subject to such reasonable regulations as it may prescribe, shall provide for the registration of Preferred Securities and Common Securities (subject to Section 5.11 in the case of the Common Securities) and registration of transfers and exchanges of Preferred Securities as herein provided. The Bank shall be the initial Securities Registrar.

                           Upon surrender for registration of transfer of any
                  Preferred Security at the office or agency maintained pursuant to Section 5.9, the Administrative Trustees or any one of them shall execute and the Property Trustee shall deliver, in the name of the designated transferee or transferees, one or more new Preferred Securities in authorized denominations of a like aggregate Liquidation Amount dated the date of execution by such Administrative Trustee or Trustees.

                           The Securities Registrar shall not be required to
                  register the transfer of any Preferred Securities that have been called for redemption and during the period starting 15 days before mailing notice of redemption.

                           At the option of a Holder, Preferred Securities may
                  be exchanged for other Preferred Securities in authorized denominations of the same class and of a like aggregate Liquidation Amount upon surrender of the Preferred Securities to be exchanged at the office or agency maintained pursuant to
                  Section 5.9.

                           Every Preferred Security presented or surrendered for
                  registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to an Administrative Trustee and the Securities Registrar duly executed by the Holder or his attorney duly authorized in writing. Each Preferred Security surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by an Administrative Trustee in accordance with such Person's customary practice.

                           No service charge shall be made for any registration
                  of transfer or exchange of Preferred Securities, but the Securities Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Preferred Securities.

                                    (b) CERTAIN TRANSFERS AND EXCHANGES.
                  Notwithstanding any other provision of this Trust Agreement, transfers and exchanges of Preferred Securities and of beneficial interests in Global Preferred Securities of the kinds specified in this Section 5.5(b) shall be made only in accordance with this Section 5.5(b).

                                            (i) OTHER PREFERRED SECURITIES TO
                  OTHER PREFERRED SECURITIES. An Other Preferred Security may be transferred, in whole or in part, to a Person who takes delivery in the form of another Other Preferred Security provided that the Securities Registrar shall have received a Restricted Security Certificate, satisfactory to the Securities Registrar and duly executed by the transferor Owner or his attorney duly authorized in writing.

                                            (ii) OTHER PREFERRED SECURITIES TO
                  GLOBAL 144A PREFERRED SECURITIES. If an Owner of an Other Preferred Security wishes at any time to transfer all or any portion of such Other Preferred Security to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Global 144A Preferred Security, such transfer may be effected only in accordance with the provisions of this Clause (b)(ii) and subject to the Applicable Procedures. Upon receipt by the Property Trustee, as Security Registrar, of (A) such Restricted Securities Certificate as provided in Section 5.5(a) and instructions satisfactory to the Securities Registrar directing that a beneficial interest in the Global 144A Preferred Security in a specified principal amount be credited to a specified Agent Member's account and (B) a Restricted Securities Certificate, if the specified account is to be credited with a beneficial interest in the Global 144A Preferred Security, in either case satisfactory to the Securities Registrar and duly executed by such Owner or his attorney duly authorized in writing, then the Securities Registrar shall cancel such Other Preferred Securities (and issue a new Other Preferred Security in respect of any untransferred portion thereof as provided in Section 5.5(a) and increase the principal amount of the Global 144A Preferred Security by the specified principal amount as provided in
                  Section 5.5(b)(v)).

                                            (iii) GLOBAL RULE 144A PREFERRED
                  SECURITIES TO OTHER PREFERRED SECURITIES. An Owner of a beneficial interest in a Global Rule 144A Preferred Security may transfer such interest to a Person who wishes to acquire the same in the form of an Other Preferred Security, provided that the Securities Registrar shall have received a Restricted Securities Certificate, satisfactory to the Securities Registrar and duly executed by the transferor Owner or his attorney duly authorized in writing.

                                            (iv) CERTAIN INITIAL TRANSFERS OF
                  OTHER PREFERRED SECURITIES. An initial transfer or exchange of Other Preferred Securities that does not involve any change in beneficial ownership may be made to an Accredited Investor or Investors as if such transfer or exchange were not a transfer or exchange, provided that a written certification is provided certifying that such exchange or transfer does not involve a change in beneficial ownership.

                                            (v) LIMITATIONS RELATING TO SIZE OF
                  BLOCKS. Notwithstanding any other provision of this Trust Agreement, Preferred Securities may only be transferred or exchanged in blocks having a Liquidation Amount of not less than $100,000. Any transfer, exchange or other disposition of Preferred Securities in contravention of this Section 5.5(b)(v) shall be deemed to be void and of no legal effect whatsoever, any such transferee shall be deemed not to be the Holder or Owner of such Preferred Security for any purpose, including but not limited to the receipt of distributions on such Preferred Securities, and such transferee shall be deemed to have no interest whatsoever in such Preferred Securities.

                                    (c) SECURITIES ACT LEGENDS. Global Rule 144A
                  Preferred Securities and their successor Rule 144A Preferred Securities shall bear a Rule 144A Preferred Securities Legend. Other Preferred Securities that are registered by a Global

                  Preferred Security will also have a Rule 144A Preferred Security legend. Other Preferred Securities that are not registered by a Global Preferred Security and their successor Other Preferred Securities shall bear Restricted Preferred Securities Legend, subject to the following:

                                            (i) subject to the following Clauses
                  of this Section 5.5(c), Preferred Securities that are exchanged, upon transfer or otherwise, for interests in a Global Preferred Security or any portion thereof shall bear the Securities Act Legend borne by such Global Preferred Security while represented thereby;

                                            (ii) any Preferred Securities which
                  are sold or otherwise disposed of pursuant to an effective registration statement under the Securities Act (including the registration statement contemplated by the Registration Rights Agreement and the New Registration Rights Agreement), together with their successor Preferred Securities, shall not be required to bear any legend; the Depositor or an Administrative Trustee shall inform the Property Trustee in writing of the effective date of any such registration statement registering Preferred Securities under the Securities Act and shall notify the Property Trustee at any time when prospectuses may not be delivered with respect to Preferred Securities to be sold pursuant to such registration statement. The Property Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned registration statement;

                                            (iii) after December 30, 1999 or at
                  the earliest date permitted as computed in accordance with paragraph (k) of Rule 144 under the Securities Act, new Preferred Securities (other than a Global Preferred Security) that do not bear a Restricted Preferred Securities Act Legend shall be issued in exchange for or in lieu of Other Preferred Securities or any portions thereof if the Property Trustee has received an Unrestricted Security Certificate, in the form of Exhibit F hereto, duly executed by the Holder or Owner of such Other Preferred Securities or his attorney duly authorized in writing, and after such date and receipt of such certificate, the Administrative Trustees shall execute and deliver such new Preferred Securities in exchange for or in lieu of such Other Preferred Securities as provided in this Article Five,

                                            (iv) at any time after the Preferred
                  Securities may be freely transferred without registration under the Securities Act or without being subject to transfer restrictions pursuant to the Securities Act, new Preferred Securities that do not bear a legend may be issued in exchange for or in lieu of a Preferred Security (other than a Global Preferred Security) or any portion thereof which bears such a legend if the Security Registrar has received an Unrestricted Securities Certificate in the form of Exhibit F hereto, satisfactory to the Security Registrar and duly executed by the Holder of such legended Preferred Securities or his attorney duly authorized in writing;

                                            (v) new Preferred Securities that do
                  not bear a legend may be issued in exchange for or in lieu of Preferred Securities (other than Global

                  Preferred Securities) or any portion thereof that bear such a legend if, in the Property Trustee's judgment, placing such a legend upon such new Preferred Securities is not necessary to ensure compliance with the registration requirements of the Securities Act; and

                                            (vi) notwithstanding the foregoing
                  provisions of this Section 5.5(c), a successor Preferred Security that does not bear a particular form shall not be required to bear such legend unless the Property Trustee has reasonable cause to believe that such successor Preferred Security is a "restricted security" within the meaning of Rule 144, in which case the Property Trustee, at the direction of the Administrative Trustees, shall authenticate and deliver a new Preferred Security bearing a Restricted Preferred Securities Legend in exchange for such successor Preferred Security as provided in this Article Five.

                                    (d) The Property Trustee shall not be
                  required to insure or verify compliance with securities laws, including the Securities Act, Exchange Act and 1940 Act, in connection with transfers and exchanges of Preferred Securities Certificates.

Section 5.6.      Mutilated, Destroyed, Lost or Stolen Trust Securities
                  Certificates.

         If (a) any mutilated Trust Securities Certificate shall be surrendered to the Securities Registrar, or if the Securities Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Trust Securities Certificate and (b) there shall be delivered to the Securities Registrar and the Administrative Trustees such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Trust Securities Certificate shall have been acquired by a bona fide purchaser, the Administrative Trustees, or any one of them, on behalf of the Trust shall execute and make available for delivery, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Securities Certificate, a new Trust Securities Certificate of like class, tenor and denomination. In connection with the issuance of any new Trust Securities Certificate under this Section, the Administrative Trustees or the Securities Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Trust Securities Certificate issued pursuant to this Section shall constitute conclusive evidence of an undivided beneficial interest in the assets of the Trust, as if originally issued, whether or not the lost, stolen or destroyed Trust Securities Certificate shall be found at any time.

Section 5.7.      Persons Deemed Securityholders.

         The Trustees or the Securities Registrar shall treat the Person in whose name any Trust Securities Certificate shall be registered in the Securities Register as the owner of such Trust Securities Certificate for the purpose of receiving Distributions and for all other purposes whatsoever, and neither the Trustees nor the Securities Registrar shall be bound by any notice to the contrary.

Section 5.8.      Access to List of Securityholders' Names and Addresses.

         Each Holder and each Owner shall be deemed to have agreed not to hold the Depositor, the Property Trustee or the Administrative Trustees accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

Section 5.9.      Maintenance of Office or Agency.

         The Administrative Trustees shall maintain an office or offices or agency or agencies where Preferred Securities Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustees in respect of the Trust Securities Certificates may be served. The Administrative Trustees initially designate The Bank of New York, 101 Barclay Street, New York, New York Attn: Corporate Trust Trustee Administration, as its principal corporate trust office for such purposes. The Administrative Trustees shall give prompt written notice to the Depositor and to the Securityholders of any change in the location of the Securities Register or any such office or agency.

Section 5.10.     Appointment of Paying Agent.

         The Paying Agent shall make Distributions to Securityholders from the Payment Account and shall report the amounts of such Distributions to the Property Trustee and the Administrative Trustees. Any Paying Agent shall have the revocable power to withdraw funds from the Payment Account for the purpose of making the Distributions referred to above. The Administrative Trustees may revoke such power and remove the Paying Agent if such Trustees determine in their sole discretion that the Paying Agent shall have failed to perform its obligations under this Trust Agreement in any material respect. The Paying Agent shall initially be the Property Trustee, and any co-paying agent chosen by the Property Trustee, and acceptable to the Administrative Trustees and the Depositor. Any Person acting as Paying Agent shall be permitted to resign as Paying Agent upon 30 days ' written notice to the Administrative Trustees, and the Depositor. In the event that the Property Trustee shall no longer be the Paying Agent or a successor Paying Agent shall resign or its authority to act be revoked, the Administrative Trustees shall appoint a successor that is accountable to the Depositor to act as Paying Agent (which shall be a bank or trust company). The Administrative Trustees shall cause such successor Paying Agent or any additional Paying Agent appointed by the Administrative Trustees to execute and deliver to the Trustees an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Trustees that as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Securityholders in Trust for the benefit of the Securityholders entitled thereto until such sums shall be paid to such Securityholders. The Paying Agent shall return all unclaimed funds to the Property Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Property Trustee. The provisions of Sections 8.1, 8.3 and 8.6 herein shall apply to the Bank also in its role as Paying Agent, for so long as the Bank shall act as Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Trust Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

Section 5.11.     Ownership of Common Securities by Depositor.

         On or prior to the Closing Date the Depositor shall have acquired or shall acquire and retain beneficial and record ownership of the Common Securities. To the fullest extent permitted by law, other than a transfer in connection with a consolidation or merger of the Depositor into another Person, or any conveyance, transfer or lease by the Depositor of its properties and assets substantially as an entirety to any Person, pursuant to Section 8.1 of the Indenture, any attempted transfer of the Common Securities shall be void. The Administrative Trustees shall cause each Common Securities Certificate issued to the Depositor to contain a legend stating "THIS CERTIFICATE IS NOT TRANSFERABLE."

Section 5.12.     Notices to Clearing Agency.

         To the extent that a notice or other communication to the Owners is required under this Trust Agreement, unless and until Definitive Preferred Securities Certificates shall have been issued to Owners pursuant to Section 5.13, the Trustees shall give all such notices and communications specified herein to be given to Owners to the Clearing Agency, and shall have no obligations to the Owners.

Section 5.13.     Definitive Preferred Securities and Temporary Preferred
                  Securities.

                                    (a) ISSUANCE OF DEFINITIVE PREFERRED
                  SECURITIES IN LIEU OF GLOBAL PREFERRED SECURITIES. If (a) the Depositor advises the Trustees in writing that the Clearing Agency is no longer willing or able to discharge properly its responsibilities with respect to the Preferred Security, and the Depositor is unable to locate a qualified successor, (b) the Depositor at its option advises the Trustees in writing that it elects to terminate the book-entry system through the Clearing Agency or (c) after the occurrence of a Debenture Event of Default, Owners of a beneficial interest in a Preferred Security representing beneficial interests aggregating at least a majority of the Liquidation Amount advise the Administrative Trustees in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interest of the Owners of Preferred Securities, then the Administrative Trustee shall notify the Clearing Agency and the Clearing Agency shall notify all Owners of a Preferred Security and the other Trustees of the occupance of any such event and of the availability of a Definitive Preferred Security to Owners of such class requesting the same.

                                    (b) TEMPORARY SECURITIES. Pending the
                  preparation of permanent Preferred Securities (the "Permanent Preferred Securities"), an Administrative Trustee may cause to be executed and delivered on behalf of the Trust temporary Preferred Securities (the "Temporary Preferred Securities"), which Temporary Preferred Securities are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the Permanent Preferred Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Temporary Preferred Securities may determine, as evidenced by their execution thereof.

         If Temporary Preferred Securities are issued, an Administrative Trustee will cause Definitive Preferred Securities to be prepared without unreasonable delay. After the preparation of Permanent Preferred Securities, the Temporary Preferred Securities shall be exchangeable for Permanent Preferred Securities upon surrender of the Temporary Preferred Securities at any office or agency of the Depositor designated pursuant to Section 5.9, without charge to the Holder. Upon surrender for cancellation of any one or more Temporary Preferred Securities, the Depositor shall execute and an Administrative Trustee shall authenticate and deliver in exchange therefor a like principal amount of Permanent Preferred Securities of authorized denominations. Until so exchanged the Temporary Preferred Securities shall in all respects be entitled to the same benefits as Permanent Preferred Securities.

Section 5.14.     Rights of Securityholders.

                                    (a) The legal title to the Trust Property is
                  vested exclusively in the Property Trustee (in its capacity as such) in accordance with Section 2.9, and the Securityholders shall not have any right or title therein other than the undivided beneficial interest in the assets of the Trust conferred by their Trust Securities and they shall have no right to call for any partition or division of property, profits or rights of the Trust except as described below. The Trust Securities shall be personal property giving only the rights specifically set forth therein and in this Trust Agreement. The Trust Securities shall have no preemptive or similar rights and when issued and delivered to Securityholders against payment of the purchase price therefor will be fully paid and nonassessable by the Trust. The Holders of the Trust Securities, in their capacities as such, shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

                                    (b) For so long as any Preferred Securities
                  remain Outstanding, if, upon a Debenture Event of Default, the Debenture Trustee fails or the Holders of not less than 25% in principal amount of the outstanding Debentures fail to declare the principal of all of the Debentures to be immediately due and payable, the Holders of at least 25% in Liquidation Amount of the Preferred Securities then Outstanding shall have such right by a notice in writing to the Depositor and the Debenture Trustee; and upon any such declaration such principal amount of and the accrued interest on all of the Debentures shall become immediately due and payable, provided that the payment of principal and interest on such Debentures shall remain subordinated to the extent provided in the Indenture.

         At any time after such a declaration of acceleration with respect to the Debentures has been made and before a judgment or decree for payment of the money due has been obtained by the Debenture Trustee as in the Indenture provided, the Holders of a majority in Liquidation Amount of the Preferred Securities, by written notice to the Property Trustee, the Depositor and the Debenture Trustee, may rescind and annul such declaration and its consequences if:

                                    (i) the Depositor has paid or deposited with
                  the Debenture Trustee a sum sufficient to pay

                                                     (A) all overdue
                           installments of interest (including any Additional Interest (as defined in the Indenture) on all of the Debentures,

                                                     (B) the principal of (and
                           premium, if any, on) any Debentures which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Debentures, and

                                                     (C) all sums paid or
                           advanced by the Debenture Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Debenture Trustee and the Property Trustee, their agents and counsel; and

                                    (ii) all Events of Default with respect to
                  the Debentures, other than the nonpayment of the principal of the Debentures which has become due solely by such acceleration, have been cured or waived as provided in Section
                  5.13 of the Indenture.

         The Holders of a majority in aggregate outstanding principal amount of the Preferred Securities may, on behalf of the Holders of all the Preferred Securities, waive any past default under the Indenture, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Debenture. No such rescission shall affect any subsequent default or impair any right consequent thereon.

         Upon receipt by the Property Trustee of written notice declaring such an acceleration, or rescission and annulment thereof, by Holders of the Preferred Securities (all or part of which may be represented by Global Preferred Securities Certificates), a record date shall be established for determining Holders of Outstanding Preferred Securities entitled to join in such notice, which record date shall be at the close of business on the day the Property Trustee receives such notice. The Holders on such record date, or their duly designed proxies, and only such Persons, shall be entitled to join in such notice, whether or not such Holders remain Holders after such record date; provided, that, unless such declaration of acceleration, or rescission and annulment, as the case may be, shall have become effective by view of the required percentage having joined in such notice prior to the day which is 90 days after such record date, such notice of declaration of acceleration, or rescission and annulment, as the case may be, shall automatically and without further action by any Holder be canceled and of no further effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, after expiration of such 90-day period, a new written notice of declaration of acceleration, or rescission and annulment thereof, as the case may be, that is identical to a written notice which has been canceled pursuant to the proviso to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this Section 5.14(b).

                                    (c) For so long as any Preferred Securities
                  remain Outstanding, to the fullest extent permitted by law and subject to the terms of this Trust Agreement and the Indenture, upon a Debenture Event of Default specified in 5.1(1) or 5.1(2) of the Indenture, any Holder of Preferred Securities shall have the right to institute a proceeding directly against the Depositor, pursuant to Section 5.8 of the Indenture, for enforcement of payment to such Holder of the principal amount of or interest on Debentures having a principal amount equal to the Liquidation Amount of the Preferred Securities of such Holder (a "Direct Action"). Except as set forth in Section 5.14(b) and this Section 5.14(c), the Holders of Preferred Securities shall have no right to exercise directly any right or remedy available to the holders of, or in respect of, the Debentures.

                                   ARTICLE VI.

                    ACTS OF SECURITYHOLDERS; MEETINGS; VOTING

Section 6.1.      Limitations on Voting Rights.

                                    (a) Except as provided in this Section, in
                  Sections 5.14, 8.10 and 10.2 and in the Indenture and as otherwise required by law, no Holder of Preferred Securities shall have any right to vote or in any manner otherwise control the administration, operation and management of the Trust or the obligations of the parties hereto, nor shall anything herein set forth, or confined in the terms of the Trust Securities Certificates, be construed so as to constitute the Securityholders from time to time as partners or members of an association.

                                    (b) So long as any Debentures are held by
                  the Property Trustee, the Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any Trust or power conferred on the Debenture Trustee with respect to such Debentures, (ii) waive any past default which is waivable under Section 5.13 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the Holders of at least a majority in Liquidation Amount of all Outstanding Preferred Securities, provided, however, that where a consent under the Indenture would require the consent of each Holder of Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior written consent of each Holder of Preferred Securities. The Trustees shall not revoke any action previously authorized or proved by a vote of the Holders of Preferred Securities, except by a subsequent vote of the Holders of Preferred Securities. The Property Trustee shall notify all Holders of the Preferred Securities of any notice of default received from the Debenture Trustee with respect to the Debentures. In addition to obtaining the foregoing approvals of the Holders of the Preferred Securities, prior to taking any of the foregoing actions, the Administrative Trustees shall, at the expense of the Depositor, obtain an Opinion of Counsel experienced in such matters to the effect that such action shall not cause the Trust to fail to be classified as a grantor trust for United States federal income tax purposes.

                                    (c) If any proposed amendment to the Trust
                  Agreement provides for, or the Trustees otherwise propose to effect, (i) any action that would adversely affect in any material respect the powers, preferences or special rights of the Preferred Securities, whether by way of amendment to the Trust Agreement or otherwise, or (ii) the dissolution, winding-up or termination of the Trust, other than pursuant to the terms of this Trust Agreement, then the Holders of Outstanding Preferred Securities as a class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of the Holders of at least a majority in Liquidation Amount of the Outstanding Preferred Securities. Notwithstanding any other provision of this Trust Agreement, no amendment to this Trust Agreement may be made if, as a result of such amendment, it would cause the Trust to fail to be classified as a grantor trust for United States federal income tax purposes.

Section 6.2.      Notice of Meetings.

         Notice of all meetings of the Preferred Securityholders, stating the time, place and purpose of the meeting, shall be given by the Property Trustee pursuant to Section 10.8 to each Preferred Securityholder of record, at his registered address, at least 15 days and not more than 90 days before the meeting. At any such meeting, any business properly before the meeting may be so considered whether or not stated in the notice of the meeting. Any adjourned meeting may be held as adjourned without further notice.

Section 6.3.      Meetings of Preferred Securityholders.

         No annual meeting of Securityholders is required to be held. The Administrative Trustees, however, shall call a meeting of Preferred Securityholders to vote on any matter upon the written request of the Preferred Securityholders of record of 25% of the Preferred Securities (based upon their Liquidation Amount) and the Administrative Trustees or the Property Trustee may, at any time in their discretion, call a meeting of Preferred Securityholders to vote on any matters as to which Preferred Securityholders are entitled to vote.

         Preferred Securityholders of record of 50% of the Outstanding Preferred Securities (based upon their Liquidation Amount), present in person or by proxy, shall constitute a quorum at any meeting of Preferred Securityholders.

         If a quorum is present at a meeting, an affirmative vote by the Preferred Securityholders of record present, in person or by proxy, holding more than a majority of the Preferred Securities (based upon their Liquidation Amount) held by the Preferred Securityholders of record present, either in person or by proxy, at such meeting shall constitute the action of the Preferred Securityholders, unless this Trust Agreement requires a greater number of affirmative votes.

Section 6.4.      Voting Rights.

         Securityholders shall be entitled to one vote for each $1,000 of Liquidation Amount represented by their Trust Securities in respect of any matter as to which such Securityholders are entitled to vote.

Section 6.5.      Proxies, etc.

         At any meeting of Securityholders, any Securityholder entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Administrative Trustees, or with such other officer or agent of the Trust as the Administrative Trustees may direct, for verification prior to the time at which such vote shall be taken. Proxies may be solicited in the name of the Property Trustee or one or more officers of the Property Trustee. Only Securityholders of record shall be entitled to vote. When Trust Securities are held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Trust Securities, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Trust Securities. A proxy purporting to be executed by or on behalf of a Securityholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. No proxy shall be valid more than three years after its date of execution.

Section 6.6.      Securityholder Action by Written Consent.

         Any action which may be taken by Securityholders at a meeting may be taken without a meeting if Securityholders holding not less than a majority of all Outstanding Trust Securities (based upon their Liquidation Amount) entitled to vote in respect of such action (or such larger proportion thereof as shall be required by any express provision of this Trust Agreement) shall consent to the action in writing.

Section 6.7.      Record Date for Voting and Other Purposes.

         For the purposes of determining the Securityholders who are entitled to notice of and to vote at any meeting or by written consent, or to participate in any distribution on the Trust Securities in respect of which a record date is not otherwise provided for in this Trust Agreement, or for the purpose of any other action, the Administrative Trustees may from time to time fix a date, not more than 90 days prior to the date of any meeting of Securityholders or the payment of a distribution or other action, as the case may be, as a record date for the determination of the identity of the Securityholders of record for such purposes.

Section 6.8.      Acts of Securityholders.

         Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Trust Agreement to be given, made or taken by Securityholders or Owners may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Securityholders or Owners in person or by an agent duly appointed in writing; and, except as otherwise expressly provided herein, such action shall become effective when such instrument or instruments are delivered to an Administrative Trustee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Securityholders or Owners signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Trust Agreement and (subject to Section 8.1) conclusive in favor of the Trustees, if made in the manner provided in this Section.

         The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary or other officer authorized by law total acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which any Trustee receiving the same deems sufficient.

         The ownership of Preferred Securities shall be proved by the Securities Register.

         Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Securityholder of any Trust Security shall bind every future Securityholder of the same Trust Security and the Securityholder of every Trust Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustees or the Trust in reliance thereon, whether or not notation of such action is made upon such Trust Security.

         Without limiting the foregoing, a Securityholder entitled hereunder to take any action hereunder with regard to any particular Trust Security may do so with regard to all or any part of the Liquidation Amount of such Trust Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such Liquidation amount.

         If any dispute shall arise between the Securityholders and the Administrative Trustees or among such Securityholders or Trustees with respect to the authenticity, validity or binding nature of any request, demand, authorization, direction, consent, waiver or other Act of such Securityholder or Trustee under this Article VI, then the determination of such matter by the Property Trustee shall be conclusive with respect to such matter.

Section 6.9.      Inspection of Records.

         Upon reasonable notice to the Administrative Trustees and the Property Trustee, the records of the Trust shall be open to inspection by Securityholders during normal business hours for any purpose reasonably related to such Securityholder's interest as a Securityholder.

                                  ARTICLE VII.

                         REPRESENTATIONS AND WARRANTIES

Section 7.1. Representations and Warranties of the Property Trustee and the Delaware Trustee.

         The Property Trustee and the Delaware Trustee, each severally on behalf of and as to itself, hereby represents and warrants for the benefit of the Depositor and the Securityholders that:

                                     (a) the Property Trustee is a state banking
                  association, duly organized, validly existing and in good standing under the laws of the State of New York;

                                    (b) the Property Trustee has full corporate
                  power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Agreement;

                                     (c) the Delaware Trustee is a Delaware
                  banking corporation duly organized, validly existing and in good standing in the State of Delaware;

                                    (d) the Delaware Trustee has full corporate
                  power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Agreement;

                                    (e) this Trust Agreement has been duly
                  authorized, executed and delivered by the Property Trustee and the Delaware Trustee and constitutes the valid and legally binding agreement of each of the Property Trustee and the Delaware Trustee enforceable against each of them in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                                    (f) the execution, delivery and performance
                  of this Trust Agreement has been duly authorized by all necessary corporate or other action on the part of the Property Trustee and the Delaware Trustee and does not require any approval of stockholders of the Property Trustee and the Delaware Trustee and such execution, delivery and performance will not (i) violate the Charter or By-laws of the Property Trustee or the Delaware Trustee, (ii) violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of, any Lien on any properties included in the Trust Property pursuant to the provisions of, any indenture, mortgage, credit agreement, license or other agreement or instrument to which the Property Trustee or the Delaware Trustee is a party or by which it is bound or (iii) violate any law, governmental rule or regulation of the United States or the State of Delaware, as the case may be, governing the banking, Trust or general powers of the Property

                  Trustee or the Delaware Trustee (as appropriate in context) or any order, judgment or decree applicable to the Property Trustee or the Delaware Trustee;

                                    (g) neither the authorization, execution or
                  delivery by the Property Trustee or the Delaware Trustee of this Trust Agreement nor the consummation of any of the transactions by the Property Trustee or the Delaware Trustee (as appropriate in context) contemplated herein or therein requires the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to any governmental authority or agency under any existing federal law governing the banking, trust or general powers of the Property Trustee or the Delaware Trustee, as the case may be, under the laws of the United States or the State of Delaware; and

                                    (h) there are no proceedings pending or, to
                  the best of each of the Property Trustee's and the Delaware Trustee's knowledge, threatened against or affecting the Property Trustee or the Delaware Trustee in any court or before any governmental authority, agency or arbitration board or tribunal which, individually or in the aggregate, would materially and adversely affect the Trust or would question the right, power and authority of the Property Trustee or the Delaware Trustee, as the case may be, to enter into or perform its obligations as one of the Trustees under this Trust Agreement.

Section 7.2.      Representations and Warranties of Depositor.

         The Depositor hereby represents and warrants for the benefit of the Securityholders that:

                                    (a) the Trust Securities Certificates issued
                  or outstanding at the Closing Date on behalf of the Trust have been duly authorized and have or will have been duly and validly executed, issued and delivered by the Trustees pursuant to the terms and provisions of, and in accordance with the requirements of, the Original Trust Agreement and this Trust Agreement and the Securityholders will be, as of each such date, entitled to the benefits of this Trust Agreement; and

                                    (b) there are no taxes, fees or other
                  governmental charges payable by the Trust (or the Trustees on behalf of the Trust) under the laws of the State of Delaware or any political subdivision thereof in connection with the execution, delivery and performance by the Property Trustee or the Delaware Trustee, as the case may be, of this Trust Agreement.

                                  ARTICLE VIII.

                                  THE TRUSTEES

Section 8.1.      Certain Duties and Responsibilities.

                                    (a) The duties and responsibilities of the
                  Trustees shall be as provided by this Trust Agreement and, in the case of the Property Trustee, by the Trust

                  Indenture Act. Notwithstanding the foregoing, no provision of this Trust Agreement shall require the Trustees to expend or risk their own funds or otherwise incur any financial liability in the performance of any of their duties hereunder, or in the exercise of any of their rights or powers, if they shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Trust Agreement relating to the conduct or affecting the liability of or affording protection to the Trustees shall be subject to the provisions of this Section. Nothing in this Trust Agreement shall be construed to release an Administrative Trustee from liability for its own gross negligent action, its own gross negligent failure to act, or its own willful misconduct. To the extent that, at law or in equity, an Administrative Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust or to the Securityholders, such Administrative Trustee shall not be liable to the Trust or to any Securityholder for such Trustee's good faith reliance on the provisions of this Trust Agreement. The provisions of this Trust Agreement, to the extent that they restrict the duties and liabilities of the Administrative Trustees otherwise existing at law or in equity, are agreed by the Depositor and the Securityholders to replace such other duties and liabilities of the Administrative Trustees.

                                    (b) All payments made by the Property
                  Trustee or a Paying Agent in respect of the Trust Securities shall be made only from the revenue and proceeds from the Trust Property and only to the extent that there shall be sufficient revenue or proceeds from the Trust Property to enable the Property Trustee or a Paying Agent to make payments in accordance with the terms hereof. Each Securityholder, by its acceptance of a Trust Security, agrees that it will look solely to the revenue and proceeds from the Trust Property to the extent legally available for distribution to it as herein provided and that the Trustees are not personally liable to it for any amount distributable in respect of any Trust Security or for any other liability in respect of any Trust Security. This Section 8.l(b) does not limit the liability of the Trustees expressly set forth elsewhere in this Trust Agreement or, in the case of the Property Trustee, in the Trust Indenture Act.

                                    (c) No provision of this Trust Agreement
                  shall be construed to relieve the Property Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                                                     (i) the Property Trustee
                           shall not be liable for any error of judgment made in good faith by an authorized officer of the Property Trustee, unless it shall be proved that the Property Trustee was negligent in ascertaining the pertinent facts;

                                                     (ii) the Property Trustee
                           shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in Liquidation Amount of the Trust Securities relating to the time, method and place of
                                      -41-
                           conducting any proceeding for any remedy available to the Property Trustee, or exercising any Trust or power conferred upon the Property Trustee under this Trust Agreement;

                                                     (iii) the Property
                           Trustee's sole duty with respect to the custody, safe keeping and physical presentation of the Debentures and the Payment Account shall be to deal with such Property in a similar manner as the Property Trustee deals with similar property for its own account, subject the protections and limitations on liability afforded to the Property Trustee under this Trust Agreement and the Trust Indenture Act;

                                                     (iv) the Property Trustee
                           shall not be liable for any interest on any money received by it except as it may otherwise agree in writing with the Depositor; and money held by the Property Trustee need not be segregated from other funds held by it except in relation to the Payment Account maintained by the Property Trustee pursuant to Section 3.1 and except to the extent otherwise required by law; and

                                                     (v) the Property Trustee
                           shall not be responsible for monitoring the compliance by the Administrative Trustees or the Depositor with their respective duties under this Trust Agreement, nor shall the Property Trustee be liable for the default or misconduct of the Administrative Trustees or the Depositor.

Section 8.2.      Certain Notices.

         Within ninety days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit, in the manner and to the extent provided in Section 10.8, notice of such Event of Default to the Securityholders, the Administrative Trustees and the Depositor, unless such Event of Default shall have been cured or waived.

         Within ninety days after the receipt of notice of the Depositor's exercise of its right to defer the payment of interest on the Debentures pursuant to the Indenture, the Administrative Trustee shall transmit, in the manner and to the extent provided in Section 10.8, notice of such exercise to the Securityholders and the Property Trustee, unless such exercise shall have been revoked.

Section 8.3.      Certain Rights of Property Trustee.

         Subject to the provisions of Section 8.1:

                                    (a) the Property Trustee may rely and shall
                  be protected in acting or refraining from acting in good faith upon any resolution, Opinion of Counsel, certificate written representation of a Holder or transferee, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the property party or parties;

                                    (b) if (i) in performing its duties under
                  this Trust Agreement the Property Trustee is required to decide between alternative courses of action or (ii) in construing any of the provisions of this Trust Agreement the Property Trustee finds the same ambiguous or inconsistent with any other provisions contained herein or (iii) the Property Trustee is unsure of the application of any provision of this Trust Agreement, then, except as to any matter as to which the Preferred Securityholders are entitled to vote under the terms of this Trust Agreement, the Property Trustee shall deliver a notice to the Depositor requesting written instructions of the Depositor as to the course of action to be taken and the Property Trustee shall take such action, or refrain from taking such action, as the Property Trustee shall be instructed in writing to take, or to refrain from taking, by the Depositor; provided, however, that if the Property Trustee does not receive such instructions of the Depositor within ten Business Days after it has delivered such notice, or such reasonably shorter period of time set forth in such notice (which to the extent practicable shall not be less than two Business Days), it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Trust Agreement as it shall deem advisable and in the best interests of the Securityholders, in which event the Property Trustee shall have no liability except for its own bad faith, negligence or willful misconduct;

                                    (c) any direction or act of the Depositor or
                  the Administrative Trustees contemplated by this Trust Agreement shall be sufficiently evidenced by an Officers' Certificate;

                                    (d) whenever in the administration of this
                  Trust Agreement, the Property Trustee shall deem it desirable that a matter be established before undertaking, suffering or omitting any action hereunder, the Property Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Depositor or the Administrative Trustees;

                                    (e) the Property Trustee shall have no duty
                  to see to any recording, filing or registration of any instrument (including any financing or continuation statement or any filing under tax or securities laws) or any rerecording, refiling or reregistration thereof;

                                    (f) the Property Trustee may consult with
                  counsel of its selection (which counsel may be counsel to the Depositor or any of its Affiliates and may include any of its employees) and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon and in accordance with such advice, such counsel may be counsel to the Depositor or any of its Affiliates, and may include any of its employees; the Property Trustee shall have the right at any time to seek instructions concerning the administration of this Trust Agreement from any court of competent jurisdiction;

                                    (g) the Property Trustee shall be under no
                  obligation to exercise any of the rights or powers vested in it by this Trust Agreement at the request or direction of any of the Securityholders pursuant to this Trust Agreement, unless such Securityholders shall have offered to the Property Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

                                    (h) the Property Trustee shall not be bound
                  to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other evidence of indebtedness or other paper or document, unless requested in writing to do so by one or more Securityholders, but the Property Trustee may make such further inquiry or investigation into such facts or matters as it may see fit;

                                    (i) the Property Trustee may execute any of
                  the Trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys, provided that the Property Trustee shall be responsible for its own negligence or recklessness with respect to selection of any agent or attorney appointed by it hereunder;

                                    (j) whenever in the administration of this
                  Trust Agreement the Property Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder the Property Trustee (i) may request instructions from the Holders of the Trust Securities which instructions may be given only by the Holders of the same proportion in Liquidation Amount of the Trust Securities as would be entitled to direct the Property Trustee under the terms of the Trust Securities in respect of such remedy, right or action, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received and (iii) shall be protected in acting in accordance with such instructions; and shall not be under any obligation to take any action that is discretionary under the provisions of this Trust Agreement.

         No provision of this Trust Agreement shall be deemed to impose any duty or obligation on the Property Trustee to perform any act or act's or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Property Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Property Trustee shall be construed to be a duty.

Section 8.4.      Not Responsible for Recitals or Issuance of Securities.

         The recitals contained herein and in the Trust Securities Certificates shall be taken as the statements of the Trust, and the Trustees do not assume any responsibility for their correctness. The Trustees shall not be accountable for the use or application by the Depositor of the proceeds of the Debentures.

Section 8.5.      May Hold Securities.

         Except as provided in the definition of the term "Outstanding" in
Article I, any Trustee or any other agent of any Trustee or the Trust, in its individual or any other capacity, may become the owner or pledgee of Trust Securities and, subject to Sections 8.8 and 8.13, may otherwise deal with the Trust with the same rights it would have if it were not a Trustee or such other agent.

Section 8.6.      Compensation; Indemnity; Fees.

         The Depositor agrees:

                  (a) to pay to the Trustees from time to time reasonable compensation for all services rendered by them hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express Trust);

                  (b) except as otherwise expressly provided herein, to reimburse the Trustees upon request for all reasonable expenses, disbursements and advances incurred or made by the Trustees in accordance with any provision of this Trust Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

                  (c) to the fullest extent permitted by applicable law, to indemnify and hold harmless (i) each Trustee, (ii) any Affiliate of any Trustee, (iii) any officer, director, shareholder, employee, representative or agent of any Trustee and (iv) any employee or agent of the Trust or its Affiliates, (referred to herein as an "Indemnified Person") from and against any loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred by such Indemnified Person by reason of the creation, operation or termination of the Trust or any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by this Trust Agreement, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of negligence or willful misconduct with respect to such acts or omissions.

         The provisions of this Section 8.6 shall survive the termination of this Trust Agreement or the earlier resignations or removal of any Trustee.

         No Trustee may claim any lien or charge on any Trust Property as a result of any amount due pursuant to this Section 8.6.

         The Depositor and any Trustee may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Trust, and the Trust and the Holders of Trust Securities shall have no rights by virtue of this Trust Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Trust, shall not be deemed wrongful or improper. Neither the Depositor, nor any Trustee, shall be obliged to present any particular investment or other opportunity to the Trust even if such opportunity is of a character that, if presented to the Trust, could be taken by the Trust, and the Depositor or any Trustee shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment or other opportunity. Any Trustee may engage or be interested in any financial or other transaction with the Depositor or any Affiliate of the Depositor, or may act as depository for, Trustee or agent for, or act on any committee or body of holders of, securities or other obligations of the Depositor or its Affiliates.

Section 8.7.      Corporate Property Trustee Required; Eligibility of Trustees.

                  (a) There shall at all times be a Property Trustee hereunder with respect to the Trust Securities. The Property Trustee shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Property Trustee with respect to the Trust Securities shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

                  (b) There shall at all times be one or more Administrative Trustees hereunder with respect to the Trust Securities. Each Administrative Trustee shall be either a natural person who is at least 21 years of age or a legal entity that shall act through one or more persons authorized to bind that entity.

                  (c) There shall at all times be a Delaware Trustee with respect to the Trust Securities. The Delaware Trustee shall either be
         (i) a natural person who is at least 21 years of age and a resident of the State of Delaware or (ii) a legal entity with its principal place of business in the State of Delaware and that otherwise meets the requirements of applicable Delaware law that shall act through one or more persons authorized to bind such entity.

Section 8.8.      Conflicting Interests.

         If the Property Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Property Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Trust Agreement.

Section 8.9.      Co-Trustees and Separate Trustee.

         Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, the Depositor and the Administrative Trustees, by agreed action of the majority of such Trustees, shall have power to appoint, and upon the written request of the Administrative Trustees, the Depositor shall for such purpose join with the Administrative Trustees in the execution, delivery, and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Property Trustee either to act as co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to the extent required by law to act as separate trustee of any such property, in either case such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section. If the Depositor does not join in such appointment within 15 days after the receipt by it of a request so to do, or in case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment. Any co-trustee or separate trustee appointed pursuant to this Section shall either be (i) a natural person who is at least 21 years of age and a resident of the United States or (ii) a legal entity with its principal place of business in the United States that shall act through one or more persons authorized to bind such entity.

         Should any written instrument from the Depositor be required by any co-trustee or separate trustee so appointed for more fully confirming to such co-Trustee or separate trustee such property, title, right, or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Depositor.

         Every co-trustee or separate Trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:

                  (a) The Trust Securities shall be executed and delivered and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustees specified hereunder shall be exercised solely by such Trustees and not by such co-trustee or separate trustee.

                  (b) The rights, powers, duties and obligations hereby conferred or imposed upon the Property Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Property Trustee or by the Property Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Property Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee.

                  (c) The Property Trustee at any time, by an instrument in writing executed by it, with the written concurrence of the Depositor, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section, and, in case a Debenture Event of Default has occurred and is continuing, the Property Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Depositor. Upon the written request of the Property Trustee, the Depositor shall join with the Property Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section.

                  (d) No co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Property Trustee or any other trustee hereunder.

                  (e) The Property Trustee shall not be liable by reason of any act of a co-trustee or separate trustee.

                  (f) Any Act of Holders delivered to the Property Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

Section 8.10.     Resignation and Removal; Appointment of Successor.

         No resignation or removal of any Trustee (the "Relevant Trustee") and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 8.11. Subject to the immediately preceding sentence, the Relevant Trustee may resign at any time by giving written notice thereof to the Securityholders.

         Unless a Debenture Event of Default shall have occurred and be continuing, any Trustee may be removed at any time by Act of the Common Securityholder. If a Debenture Event of Default shall have occurred and be continuing, the Property Trustee or the Delaware Trustee, or both of them, may be removed at such time by Act of the Holders of a majority in Liquidation Amount of the Preferred Securities, delivered to the Relevant Trustee (in its individual capacity and on behalf of the Trust). An Administrative Trustee may be removed by the Common Securityholder at any time.

         If any Trustee shall resign, be removed or become incapable of acting as Trustee, or if a vacancy shall occur in the office of any Trustee for any cause, at a time when no Debenture Event of Default shall have occurred and be continuing, the Common Securityholder, by Act of the Common Securityholder delivered to the retiring Trustee, shall promptly appoint a successor Trustee or Trustees, and the retiring Trustee shall comply with the applicable requirements of Section 8.11. If the Property Trustee or the Delaware Trustee shall resign, be removed or become incapable of continuing to act as the Property Trustee or the Delaware Trustee, as the case may be, at a time when a Debenture Event of Default shall have occurred and be continuing, the Preferred Securityholders, by Act of the Securityholders of a majority in Liquidation Amount of the Preferred Securities then Outstanding delivered to the retiring Relevant Trustee, shall promptly appoint a successor Relevant Trustee or Trustees, and such successor Trustee shall comply with the applicable requirements of Section 8.11. If an Administrative Trustee shall resign, be removed or become incapable of acting as Administrative Trustee, at a time when a Debenture Event of Default shall have occurred and be continuing, the Common Securityholder by Act of the Common Securityholder delivered to the Administrative Trustee shall promptly appoint a successor Administrative Trustee or Administrative Trustees and such successor Administrative Trustee or Trustees shall comply with the applicable requirements of Section 8.11. If no successor Relevant Trustee shall have been so appointed by the Common Securityholder or the Preferred Securityholders and accepted appointment in the manner required by Section 8.11, any Securityholder who has been a Securityholder of Trust Securities for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Relevant Trustee.

         The Property Trustee shall give notice of each resignation and each removal of a Trustee and each appointment of a successor Trustee to all Securityholders in the manner provided in Section 10.8 and shall give notice to the Depositor. Each notice shall include the name of the successor Relevant Trustee and the address of its Corporate Trust Office if it is the Property Trustee.

         If the instrument of acceptance by the successor Trustee required by
Section 8.11 shall not have been delivered to the Relevant Trustee within 30 days after the giving of notice of resignation or removal, the Relevant Trustee may petition, at the expense of the Trust, any court of competent jurisdiction for the appointment of a successor Relevant Trustee.

         Notwithstanding the foregoing or any other provision of this Trust Agreement, in the event any Administrative Trustee or a Delaware Trustee who is a natural person dies or becomes, in the opinion of the Depositor, incompetent or incapacitated, the vacancy created by such death, incompetence or incapacity may be filled by (a) the unanimous act of the remaining Administrative Trustees if there are at least two of them or (b) otherwise by the Depositor (with the successor in each case being a Person who satisfies the eligibility requirement for Administrative Trustees or Delaware Trustee, as the case may be, set forth in Section 8.7).

Section 8.11.     Acceptance of Appointment by Successor.

         In case of the appointment hereunder of a successor Trustee such successor Trustee so appointed shall execute, acknowledge and deliver to the Trust and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Depositor or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and if the Property Trustee is the resigning Trustee shall duly assign, transfer and deliver to the successor Trustee all property and money held by such retiring Property Trustee hereunder.

         In case of the appointment hereunder of a successor Relevant Trustee, the retiring Relevant Trustee and each successor Relevant Trustee with respect to the Trust Securities shall execute and deliver an amendment hereto wherein each successor Relevant Trustee shall accept such appointment and which (a) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Relevant Trustee all the rights, powers, trusts and duties of the retiring Relevant Trustee with respect to the Trust Securities and the Trust and
(b) shall add to or change any of the provisions of this Trust Agreement as shall be necessary to provide for or facilitate the administration of the Trust by more than one Relevant Trustee, it being understood that nothing herein or in such amendment shall constitute such Relevant Trustees co-Trustees and upon the execution and delivery of such amendment the resignation or removal of the retiring Relevant Trustee shall become effective to the extent provided therein and each such successor Relevant Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, Trusts and duties of the retiring Relevant Trustee; but, on request of the Trust or any successor Relevant Trustee such retiring Relevant Trustee shall duly assign, transfer and deliver to such successor Relevant Trustee all Trust Property, all proceeds thereof and money held by such retiring Relevant Trustee hereunder with respect to the Trust Securities and the Trust.

         Upon request of any such successor Relevant Trustee, the Trust shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Relevant Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

         No successor Relevant Trustee shall accept its appointment unless at the time of such acceptance such successor Relevant Trustee shall be qualified and eligible under this Article.

Section 8.12.     Merger, Conversion, Consolidation or Succession to Business.

         Any Person into which the Property Trustee or the Delaware Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Relevant Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of such Relevant Trustee, shall be the successor of such Relevant Trustee hereunder, provided such Person shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

Section 8.13.     Preferential Collection of Claims Against Depositor or Trust.

         In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other similar judicial proceeding relative to the Trust or any other obligor upon the Trust Securities or the property of the Trust or of such other obligor or their creditors, the Property Trustee (irrespective of whether any Distributions on the Trust Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Property Trustee shall have made any demand on the Trust for the payment of any past due Distributions) shall be entitled and empowered, to the fullest extent permitted by law, by intervention in such proceeding or otherwise:

                  (a) to file and prove a claim for the whole amount of any Distributions owing and unpaid in respect of the Trust Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Property Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Property Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

                  (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same. Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Property Trustee and, in the event the Property Trustee shall consent to the making of such payments directly to the Holders, to pay to the Property Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Property Trustee, its agents and counsel, and any other amounts due the Property Trustee.

         Nothing herein contained shall be deemed to authorize the Property Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement adjustment or compensation affecting the Trust Securities or the rights of any Holder thereof or to authorize the Property Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 8.14.     Reports by Property Trustee.

                  (a) Not later than 60 days after May 15, of each year commencing with May 15, 1997, the Property Trustee shall, if required by the Trust Indenture Act, transmit to all Securityholders in accordance with Section 10.8, and to the Depositor, a brief report dated as of the immediately preceding May 15 with respect to:

                                    (i) its eligibility under Section 8.7 or, in
                  lieu thereof, if to the best of its knowledge it has continued to be eligible under said Section, a written statement to such effect;

                                    (ii) a statement that the Property Trustee
                  has complied with all of its obligations under this Trust Agreement during the twelve-month period (or, in the case of the initial report, the period since the Closing Date) ending with such May 15 or, if the Property Trustee has not complied in any material respect with such obligations, a description of such noncompliance; and

                                    (iii) any change in the property and funds
                  in its possession as Property Trustee since the date of its last report and any action taken by the Property Trustee in the performance of its duties hereunder which it has not previously reported and which in its opinion materially affects the Trust Securities.

                  (b) In addition the Property Trustee shall transmit to Securityholders such reports concerning the Property Trustee and its actions under this Trust Agreement as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

                  (c) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Property Trustee with each national stock exchange, the Nasdaq National Market or such other interdealer quotation system or self-regulatory organization upon which the Trust Securities are listed or traded, with the Commission and with the Depositor. The Depositor will promptly notify the Property Trustee when the Preferred Securities are listed on any securities exchange.

Section 8.15.     Reports to the Property Trustee.

         The Depositor and the Administrative Trustees on behalf of the Trust shall provide to the Property Trustee such documents, reports and information as required by Section 314 of the Trust Indenture Act (if any) and the compliance certificate required by Section 314(a) of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act. Delivery of such reports, information and documents to the Property Trustee is for informational purposes only and the Property Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Trust's compliance with any of its covenants hereunder (as to which the Property Trustee is entitled to rely exclusively on Officers' Certificates).

Section 8.16      Evidence of Compliance with Conditions Precedent.

         Each of the Depositor and the Administrative Trustees on behalf of the Trust shall provide to the Property Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Trust Agreement that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to
Section 314(c)(1) of the Trust Indenture Act shall be given in the form of an Officers' Certificate.

Section 8.17      Number of Trustees.

                  (a) The number of Trustees shall be four, provided that the Holder of all of the Common Securities by written instrument may increase or decrease the number of Administrative Trustees. The Property Trustee and the Delaware Trustee may be the same Person.

                  (b) If a Trustee ceases to hold office for any reason and the number of Administrative Trustees is not reduced pursuant to Section 8.17(a), or if the number of Trustees is increased pursuant to Section 8.17(a), a vacancy shall occur. The vacancy shall be filed with a Trustee appointed in accordance with Section 8.10.

                  (c) A Trustee's death, resignation, retirement, removal, bankruptcy, incompetence or incapacity to perform the duties of a Trustee shall not operate to annul the Trust. Whenever a vacancy in the number of Administrative Trustees shall occur, until such vacancy is filled by the appointment of an Administrative Trustee in accordance with Section 8.10, the Administrative Trustees in office, regardless of their number (and notwithstanding any other provision of this Agreement), shall have all the powers granted to the Administrative Trustees and shall discharge all the duties imposed upon the Administrative Trustees by this Trust Agreement.

Section 8.18.     Delegation of Power.

                  (a) Any Administrative Trustee may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 his or her power for the purpose of executing any documents contemplated in Section 2.7(a), including any registration statement or amendment thereto filed with the Commission, or making any other governmental filing; and

                  (b) The Administrative Trustees shall have power to delegate from time to time to such of their number or to the Depositor the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Administrative Trustees or otherwise as the Administrative Trustees may deem expedient, to the extent such delegation is not prohibited by applicable law or contrary to the provisions of this Trust Agreement, as set forth herein.

                                   ARTICLE IX.

                       TERMINATION, LIQUIDATION AND MERGER

Section 9.1.      Termination Upon Expiration Date.

         Unless earlier terminated, the Trust shall automatically terminate on December 31, 2052 (the "Expiration Date"), following the distribution of the Trust Property in accordance with Section 9.4.

Section 9.2.      Early Termination.

                The first to occur of any of the following events is an "Early Termination Event":

                  (a) the occurrence of a Bankruptcy Event in respect of, or the dissolution or liquidation of, the Depositor;

                  (b) the written direction to the Property Trustee from the Depositor at any time to terminate the Trust and distribute Debentures to Securityholders in exchange for the Preferred Securities (which direction is optional and wholly within the discretion of the Depositor);

                  (c) the redemption of all of the Preferred Securities in connection with the redemption of all the Debentures; and

                  (d) the entry of an order for dissolution of the Trust by a court of competent jurisdiction.

Section 9.3.      Termination.

         The respective obligations and responsibilities of the Trustees and the Trust created and continued hereby shall terminate upon the latest to occur of the following: (a) the distribution by the Property Trustee to Securityholders upon the liquidation of the Trust pursuant to Section 9.4, or upon the redemption of all of the Trust Securities pursuant to Section 4.2, of all amounts required to be distributed hereunder upon the final payment of the Trust Securities; (b) the payment of any expenses owed by the Trust; and (c) the discharge of all administrative duties of the Administrative Trustees, including the performance of any tax reporting obligations with respect to the Trust or the Securityholders.

Section 9.4.      Liquidation.

                  (a) If an Early Termination Event specified in clause (a), (b) or (d) of Section 9.2 occurs prior to the Expiration Date, the Trust shall be liquidated by the Trustees as expeditiously as the Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to each Securityholder a Like Amount of Debentures, subject to Section 9.4(d). Notice of liquidation shall be given by the Property Trustee by first class mail, postage prepaid mailed not later than 30 nor more than 60 days prior to the Liquidation Date to each Holder of Trust Securities at such Holder's address appearing in the Securities Register. All notices of liquidation shall:

                                    (i)     state the Liquidation Date;

                                    (ii) state that from and after the
                  Liquidation Date, the Trust Securities will no longer be deemed to be Outstanding and any Trust Securities Certificates not surrendered for exchange will be deemed to represent a Like Amount of Debentures;

                                    (iii) provide such information with respect
                  to the procedures by which Holders may exchange Trust Securities Certificates for Debentures, or if Section 9.4(d) applies, receive a Liquidation Distribution, as the Administrative Trustees or the Property Trustee shall deem appropriate; and

                                    (iv)     state the CUSIP number.

                  (b) Except where Section 9.2(c) or 9.4(d) applies, in order to effect the liquidation of the Trust and distribution of the Debentures to Securityholders, the Property Trustee shall establish a record date for such distribution (which shall be not more than 45 days prior to the Liquidation Date) and, either itself acting as exchange agent or through the appointment of a separate exchange agent, shall establish such procedures as it shall deem appropriate to effect the distribution of Debentures in exchange for the Outstanding Trust Securities Certificates.

                  (c) Except where Section 9.2(c) or 9.4(d) applies, after the Liquidation Date, (i) the Trust Securities will no longer be deemed to be Outstanding, (ii) certificates representing a Like Amount of Debentures will be issued to Holders of Trust Securities Certificates, upon surrender of such certificates to the Administrative Trustees or their agent for exchange, (iii) the Depositor shall use its reasonable best efforts to have the Debentures listed on the New York Stock Exchange or on such other exchange, interdealer quotation system or self-regulatory organization as the Preferred Securities are then listed, (iv) any Trust Securities Certificates not so surrendered for exchange will be deemed to represent a Like Amount of Debentures, accruing interest at the rate provided for in the Debentures from the last Distribution Date on which a Distribution was made on such Trust Securities Certificates until such certificates are so surrendered (and until such certificates are so surrendered, no payments of interest or principal will be made to Holders of Trust Securities Certificates with respect to such Debentures) and (v) all rights of Securityholders holding Trust Securities will cease, except the right of such Securityholders to receive Debentures upon surrender of Trust Securities Certificates.

                  (d) In the event that, notwithstanding the other provisions of this Section 9.4, whether because of an order for dissolution entered by a court of competent jurisdiction or otherwise, distribution of the Debentures in the manner provided herein is determined by the Property Trustee not to be practical, the Trust Property shall be liquidated, and the Trust shall be dissolved, wound-up or terminated by the Property Trustee in such manner as the Property Trustee determines. In such event, on the date of the dissolution, winding-up or other termination of the Trust, Securityholders will be entitled to receive out of the assets of the Trust available for distribution to Securityholders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the Liquidation Amount per Trust Security plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If, upon any such dissolution, winding up or termination, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then, subject to the next succeeding sentence, the amounts payable by the Trust on the Trust Securities shall be paid on a pro rata basis (based upon Liquidation Amounts). The Holder of the Common Securities will be entitled to receive Liquidation Distributions upon any such dissolution, winding-up or termination pro rata (determined as aforesaid) with Holders of Preferred Securities, except that, if a Debenture Event of Default has occurred and is continuing, the Preferred Securities shall have priority over the Common Securities.

Section 9.5.      Mergers, Consolidations, Amalgamations or Replacements of the
                  Trust.

         The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other body, except pursuant to this Article IX. At the request of the Depositor, with the consent of the Administrative Trustees and without the consent of the Holders of the Preferred Securities, the Property Trustee or the Delaware Trustee, the Trust may merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a Trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Preferred Securities or (b) substitutes for the Preferred Securities other securities having substantially the same terms as the Preferred Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Preferred
Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Depositor expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the Holder of the Debentures, (iii) the Successor Securities are listed or traded, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Preferred Securities are then listed or traded, if any, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holders of the Preferred Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose substantially identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Depositor has received an Opinion of Counsel to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act and (viii) the Depositor owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in Liquidation Amount of the Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

                                   ARTICLE X.

                            MISCELLANEOUS PROVISIONS

Section 10.1.     Limitation of Rights of Securityholders.

         The death or incapacity of any person having an interest, beneficial or otherwise, in Trust Securities shall not operate to terminate this Trust Agreement, nor entitle the legal representatives or heirs of such person or any Securityholder for such person, to claim an accounting, take any action or bring any proceeding in any court for a partition or winding up of the arrangements contemplated hereby, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

Section 10.2.     Amendment.

                  (a) This Trust Agreement may be amended from time to time by the Property Trustee, the Administrative Trustees and the Depositor, without the consent of any

         Securityholders, (i) to cure any ambiguity, correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Trust Agreement, which shall not be inconsistent with the other provisions of this Trust Agreement or (ii) to modify, eliminate or add to any provisions of this Trust Agreement to such extent as shall be necessary to ensure that the Trust will be classified for United States federal income tax purposes as a grantor Trust at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an investment company under the 1940 Act; provided, however, that in the case of clause (i), such action shall not adversely affect in any material respect the interests of any Securityholder, and any amendments of this Trust Agreement pursuant to this Section 10.2(a) shall become effective when notice thereof is given to the Securityholders.

                  (b) Except as provided in Section 10.2(c) hereof, any provision of this Trust Agreement may be amended by the Trustees and the Depositor with (i) the consent of Trust Securityholders representing not less than a majority (based upon Liquidation Amounts) of the Trust Securities then Outstanding and (ii) receipt by the Trustees of an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to the Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for United States federal income tax purposes or the Trust's exemption from status of an investment company under the 1940 Act.

                  (c) In addition to and notwithstanding any other provision in this Trust Agreement, without the consent of each affected Securityholder (such consent being obtained in accordance with Section
         6.3 or 6.6 hereof), this Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or
         (ii) restrict the right of a Securityholder to institute suit for the enforcement of any such payment on or after such date; notwithstanding any other provision herein, without the unanimous consent of the Securityholders (such consent being obtained in accordance with Section
         6.3 or 6.6 hereof), this paragraph (c) of this Section 10.2 may not be amended.

                  (d) Notwithstanding any other provisions of this Trust Agreement, no Trustee shall enter into or consent to any amendment to this Trust Agreement which would cause the Trust to fail or cease to qualify for the exemption from status of an investment company under the 1940 Act or fail or cease to be classified as a grantor trust for United States federal income tax purposes.

                  (e) Notwithstanding anything in this Trust Agreement to the contrary, without the consent of the Depositor, this Trust Agreement may not be amended in a manner which imposes any additional obligation on the Depositor.

                  (f) In the event that any amendment to this Trust Agreement is made, the Administrative Trustees shall promptly provide to the Depositor a copy of such amendment.

                  (g) Neither the Property Trustee nor the Delaware Trustee shall be required to enter into any amendment to this Trust Agreement which affects its own rights, duties or immunities under this Trust Agreement. The Property Trustee shall be entitled to receive an Opinion of Counsel and an Officers' Certificate stating that any amendment to this Trust Agreement is in compliance with this Trust Agreement.

Section 10.3.     Separability.

         In case any provision in this Trust Agreement or in the Trust Securities Certificates shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.4.     Governing Law.

         THIS TRUST AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF EACH OF THE SECURITYHOLDERS, THE TRUST AND THE TRUSTEES WITH RESPECT TO THIS TRUST AGREEMENT AND THE TRUST SECURITIES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE.

Section 10.5.     Payments Due on Non-Business Day.

         If the date fixed for any payment on any Trust Security shall be a day that is not a Business Day, then such payment need not be made on such date but may be made on the next succeeding day that is a Business Day (except as otherwise provided in Sections 4.l(a) and 4.2(d)), with the same force and effect as though made on the date fixed for such payment, and no interest shall accrue thereon for the period after such date.

Section 10.6.     Successor.

         This Trust Agreement shall be binding upon and shall inure to the benefit of any successor to the Depositor, the Trust or the Relevant Trustee, including any successor by operation of law. Except in connection with a consolidation, merger or sale involving the Depositor that is permitted under Article Eight of the Indenture and pursuant to which the assignee agrees in writing to perform the Depositor's obligations hereunder, the Depositor shall not assign its obligations hereunder.

Section 10.7      Headings.

         The Article and Section headings are for convenience only and shall not affect the construction of this Trust Agreement.

Section 10.8      Reports, Notices and Demands.

         Any report, notice, demand or other communication which by any provision of this Trust Agreement is required or permitted to be given or served to or upon any Securityholder or the Depositor may be given or served in writing by deposit thereof, first-class postage prepaid, in the

United States mail, hand delivery or facsimile transmission, in each case, addressed, (a) in the case of a Preferred Securityholder, to such Preferred Securityholder as such Securityholder's name and address may appear on the Securities Register; and (b) in the case of the Common Securityholder or the Depositor, to BankUnited Financial Corporation, 255 Alhambra Circle, Coral Gables, Florida 33134, Attention: Treasurer, facsimile no.: (305) 569-2026. Any notice to Preferred Securityholders shall also be given to such owners as have, within two years preceding the giving of such notice, filed their names and addresses with the Property Trustee for that purpose. Such notice, demand or other communication to or upon a Securityholder shall be deemed to have been sufficiently given or made, for all purposes, upon hand delivery, mailing or transmission.

         Any notice, demand or other communication which by any provision of this Trust Agreement is required or permitted to be given or served to or upon the Trust, the Property Trustee, the Delaware Trustee or the Administrative Trustees shall be given in writing addressed (until another address is published by the Trust) as follows: (a) with respect to the Property Trustee to The Bank of New York, 101 Barclay Street, 21W, New York, New York 10286, Attention:
Corporate Trust Trustee Administration; (b) with respect to the Delaware Trustee, to The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711; and (c) with respect to the Administrative Trustees, to them at the address above for notices to the Depositor, marked "Attention:
Administrative Trustees of BankUnited Capital". Such notice, demand or other communication to or upon the Trust or the Property Trustee shall be deemed to have been sufficiently given or made only upon actual receipt of the writing by the Trust or the Property Trustee.

Section 10.9.     Agreement Not to Petition.

         Each of the Trustees and the Depositor agree for the benefit of the Securityholders that, until at least one year and one day after the Trust has been terminated in accordance with Article IX, they shall not file, or join in the filing of, a petition against the Trust under any bankruptcy, insolvency, reorganization or other similar law (including, without limitation, the United States Bankruptcy Code) (collectively, "Bankruptcy Laws") or otherwise join in the commencement of any proceeding against the Trust under any Bankruptcy Law. In the event the Depositor takes action in violation of this Section 10.9, the Property Trustee agrees, for the benefit of Securityholders, that at the expense of the Depositor, it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such petition by the Depositor against the Trust or the commencement of such action and raise the defense that the Depositor has agreed in writing not to take such action and should be stopped and precluded therefrom and such other defenses, if any, as counsel for the Trustee or the Trust may assert. The provisions of this Section 10.9 shall survive the termination of this Trust Agreement.

Section 10.10.  Trust Indenture Act; Conflict with Trust Indenture Act.

                  (a) This Trust Agreement is subject to the provisions of the Trust Indenture Act that are required to be part of this Trust Agreement and shall, to the extent applicable, be governed by such provisions.

                  (b) The Property Trustee shall be the only Trustee which is a Trustee for the purposes of the Trust Indenture Act.

                  (c) If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Trust Agreement by any of the provisions of the Trust Indenture Act, such required provision shall control. If any provision of this Trust Agreement modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Trust Agreement as so modified or excluded, as the case may be.

                  (d) The application of the Trust Indenture Act to this Trust Agreement shall not affect the nature of the Trust Securities as equity securities representing undivided beneficial interests in the assets of the Trust.

Section 10.11.  Acceptance of Terms of Trust Agreement, Guarantee and Indenture.

         THE RECEIPT AND ACCEPTANCE OF A TRUST SECURITY OR ANY INTEREST THEREIN BY OR ON BEHALF OF A SECURITYHOLDER OR ANY BENEFICIAL OWNER, WITHOUT ANY SIGNATURE OR FURTHER MANIFESTATION OF ASSENT SHALL CONSTITUTE THE UNCONDITIONAL ACCEPTANCE BY THE SECURITYHOLDER AND ALL OTHERS HAVING A BENEFICIAL INTEREST IN SUCH TRUST SECURITY OF ALL OF THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT AND AGREEMENT TO THE SUBORDINATION PROVISIONS AND OTHER TERMS OF THE GUARANTEE AND THE INDENTURE, AND SHALL CONSTITUTE THE AGREEMENT OF THE TRUST, SUCH SECURITYHOLDER AND SUCH OTHERS THAT THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT SHALL BE BINDING, OPERATIVE AND EFFECTIVE AS BETWEEN THE TRUST AND SUCH SECURITYHOLDER AND SUCH OTHERS.

                           BANK UNITED FINANCIAL CORPORATION
                           as Depositor


                           By:_______________________________________
                           Name:_____________________________________
                           Title:____________________________________

                           THE BANK OF NEW YORK
                           as Property Trustee


                           By:_______________________________________
                           Name:_____________________________________
                           Title:____________________________________


                           THE BANK OF NEW YORK (DELAWARE)
                           as Delaware Trustee



                           By:_______________________________________
                           Name:_____________________________________
                           Title:____________________________________


                           By:______________________________________
                           Name:    NANCY ASHTON
                                    --------------------------------
                           Title:   AS ADMINISTRATIVE TRUSTEE
                                    --------------------------------




                           By:______________________________________
                           Name:    JAMES DOUGHERTY
                                    --------------------------------
                           Title:   AS ADMINISTRATIVE TRUSTEE
                                    --------------------------------

                                                                    EXHIBIT A

                              CERTIFICATE OF TRUST

                                       OF

                               BankUnited Capital

         THIS CERTIFICATE OF TRUST OF BANKUNITED CAPITAL (the "Trust"), dated December 13, 1996, is being duly executed and filed by the undersigned, as trustees, to form a business Trust under the Delaware Business Trust Act (12 Del. C. Section 3801 et seq.).

         1. Name. The name of the business trust being formed hereby is BankUnited Capital.

         2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711.

         3. Effective Date. This Certificate of Trust shall be effective upon filing.

         IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first above written.

                          THE BANK OF NEW YORK (DELAWARE)
                          as Trustee



                          By:_______________________________________
                          Name:_____________________________________
                          Title:____________________________________


                          JAMES A. DOUGHERTY, AS TRUSTEE




                          __________________________________


                          NANCY L. ASHTON, AS TRUSTEE


                          __________________________________

               [INSERT EXHIBIT B (LETTER OF REPRESENTATION) HERE]

                                                                  EXHIBIT C

                      THIS CERTIFICATE IS NOT TRANSFERABLE

CERTIFICATE NUMBER                                  NUMBER OF COMMON SECURITIES
C-1                                                          (_____)

                                    CUSIP NO.

                    CERTIFICATE EVIDENCING COMMON SECURITIES

                                       OF

                               BANKUNITED CAPITAL

                        TRUST COMMON SECURITIES, SERIES A
                (LIQUIDATION AMOUNT $1,000 PER COMMON SECURITY)

         BankUnited Capital, a statutory business Trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that BankUnited Financial Corporation (the "Holder") is the registered owner of () common securities of the Trust, representing beneficial interests of the Trust and designated the Trust Common Securities, Series A (liquidation amount $1,000 per Common Security) (the "Common Securities"). Except as provided in Section 5.11 of the Trust Agreement (as defined below) the Common Securities are not transferable and any attempted transfer hereof shall be void. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Common Securities are set forth in, and this certificate and the Common Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust dated as of March 24, 1997, as the same may be amended from time to time (the "Trust Agreement") including the designation of the terms of the Common Securities as set forth therein. The Trust will furnish a copy of the Trust Agreement to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

         By receipt and acceptance of this certificate, the Holder agrees to be bound by the Trust Agreement and is entitled to the benefits thereunder.

         IN WITNESS WHEREOF, one of the Administrative Trustees of the Trust has executed this certificate this 24th day of March, 1997.

                                       BANKUNITED CAPITAL





                                       BY:_______________________________
                                       Name:_____________________________
                                       Title:   ADMINISTRATIVE TRUSTEE

                                                                   EXHIBIT D-1

                                           GLOBAL RULE 144A PREFERRED SECURITY

         The Preferred Securities evidenced hereby and any Debentures issuable in connection therewith have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act") and may not be offered, sold, pledged or otherwise transferred except (A)(i) to a person who the Seller reasonably believes is a "Qualified Institutional Buyer" within the meaning of Rule 144A under the Securities Act acquiring the Preferred Securities for its own account or for the account of a Qualified Institutional Buyer in a transaction meeting the requirements of Rule 144A, (ii) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available) or (iii) pursuant to an effective registration statement under the Securities Act, and
(B) in accordance with all applicable securities laws of the states of the United States and other jurisdictions.

         This Preferred Security is a Global Certificate within the meaning of the Trust Agreement hereinafter referred to and is registered in the name of The Depository Trust Company (the "Depository") or a nominee of the Depository. This Preferred Security is exchangeable for Preferred Securities registered in the name of a person other than the Depository or its nominee only in the limited circumstances described in the Trust Agreement and no transfer of this Preferred Security (other than a transfer of this Preferred Security as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in limited circumstances.

         Unless this Preferred Security is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York) to BankUnited Capital or its agent for registration of transfer, exchange or payment, and any Preferred Security issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                                     D-1-1

Certificate Number                              Number of Preferred Securities
      P-

                                    CUSIP NO.

                   CERTIFICATE EVIDENCING PREFERRED SECURITIES

                                       OF

                               BANKUNITED CAPITAL

                       10 1/4% TRUST PREFERRED SECURITIES
                                    SERIES A
               (LIQUIDATION AMOUNT $1,000 PER PREFERRED SECURITY)

         BankUnited Capital, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), hereby certifies that Cede & Co. (the "Holder") is the registered owner of ( ) preferred securities of the Trust representing an undivided beneficial interest in the assets of the Trust and designated the BankUnited Capital 10 1/4% Trust Preferred Securities, Series A (liquidation amount $1,000 per Preferred Security) (the "Preferred Securities"). The Preferred Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 5.5 of the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Securities are set forth in, and this certificate and the Preferred Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust dated as of March 24, 1997, as the same may be amended from time to time (the "Trust Agreement") including the designation of the terms of Preferred Securities as set forth therein. The Holder is entitled to the benefits of the Guarantee Agreement, as amended, entered into by BankUnited Financial Corporation, a Florida corporation, and The Bank of New York, as guarantee trustee, dated as of March 24, 1997 (the "Guarantee"), to the extent provided therein. The Trust will furnish a copy of the Trust Agreement and the Guarantee to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

         Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

         IN WITNESS WHEREOF, one of the Administrative Trustees of the Trust has executed this certificate this day of March 24, 1997.

                                           BANKUNITED CAPITAL




                                           BY:_________________________________
                                           Name:_______________________________
                                           Title:    ADMINISTRATIVE TRUSTEE

ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned assigns and transfers this Preferred Security to:

        (Insert assignee's social security or tax identification number)

                    (Insert address and zip code of assignee)

and irrevocably appoints

agent to transfer this Preferred Securities Certificate on the books of the Trust. The agent may substitute another to act for him or her.

Date:_____________________

Signature:______________________________________________________________________
         (Sign exactly as your name appears on the other side of this Preferred
                              Securities Certificate)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule l7Ad-15.

                                                                   EXHIBIT D-2

         The Preferred Securities evidenced hereby and any Debentures issuable in connection therewith have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act") and may not be offered, sold, pledged or otherwise transferred except (A)(i) to a person who the Seller reasonably believes is a "Qualified Institutional Buyer" within the meaning of Rule 144A under the Securities Act acquiring the Preferred Securities for its own account or for the account of a Qualified Institutional Buyer in a transaction meeting the requirements of Rule 144A, (ii) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available) or (iii) pursuant to an effective registration statement under the Securities Act, and
(B) in accordance with all applicable securities laws of the states of the United States and other jurisdictions.

                                     D-2-1

                            OTHER PREFERRED SECURITY

CERTIFICATE NUMBER                             NUMBER OF PREFERRED SECURITIES
         P

                                    CUSIP NO.

                   CERTIFICATE EVIDENCING PREFERRED SECURITIES

                                       OF

                               BANKUNITED CAPITAL

                       10 1/4% TRUST PREFERRED SECURITIES
                                    SERIES A
               (LIQUIDATION AMOUNT $1,000 PER PREFERRED SECURITY)

         BankUnited Capital, a statutory business Trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that [ ] (the "Holder") is the registered owner of ( ) preferred securities of the Trust representing an undivided beneficial interest in the assets of the Trust and designated the BankUnited Capital 10 1/4% Trust Preferred Securities, Series A (liquidation amount $1,000 per Preferred Security) (the "Preferred Securities"). The Preferred Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 5.5 of the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Securities are set forth in, and this certificate and the Preferred Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, Amended and Restated the Trust Agreement of the Trust dated as of March 24, 1997, as the same may be amended from time to time (the "Trust Agreement") including the designation of the terms of Preferred Securities as set forth therein. The Holder is entitled to the benefits of the Guarantee Agreement, as amended, entered into by BankUnited Financial Corporation, a Florida corporation, as guarantor and The Bank of New York, as guarantee trustee, dated as of March 24, 1997 (the "Guarantee"), to the extent provided therein. The Trust will furnish a copy of the Trust Agreement and the Guarantee to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

         Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

                                     D-2-2

         IN WITNESS WHEREOF, one of the Administrative Trustees of the Trust has executed this certificate this 24th day of March, 1997

                                         BANKUNITED CAPITAL




                                         BY:___________________________
                                         Name:_________________________
                                         Title:    ADMINISTRATIVE TRUSTEE


                                     D-2-3

ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned assigns and transfers this Preferred Security to:

        (Insert assignee's social security or tax identification number)

                    (Insert address and zip code of assignee)

and irrevocably appoints

agent to transfer this Preferred Securities Certificate on the books of the Trust. The agent may substitute another to act for him or her.

Date:_____________________

Signature:______________________________________________________________________
            (Sign exactly as your name appears on the other side of this
                          Preferred Securities Certificate)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule l7Ad-15.

                                     D-2-4

                                                                  EXHIBIT E

                                  FORM OF RESTRICTED SECURITIES CERTIFICATE

                             SECURITIES CERTIFICATE
           (FOR TRANSFERS PURSUANT TO Section 5.5 OF THE TRUST AGREEMENT)

The Bank of New York,
as Securities Registrar
101 Barclay Street, 21W
New York, New York 10286

Attention:  Corporate Trust Administration

         Re: 10 1/4% TRUST PREFERRED SECURITIES, SERIES A, OF BANKUNITED CAPITAL (THE "TRUST") (THE "PREFERRED SECURITIES")

         Reference is made to the Amended and Restated Trust Agreement, dated as of March 24, 1997 (as amended from time to time, the "Trust Agreement"), entered among BankUnited Financial Corporation, as Depositor (the "Depositor"), The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee, the Administrative Trustees named therein and the holders, from time to time, of undivided beneficial interests in the assets of the Trust. Terms used herein and defined in the Trust Agreement or in Rule 144A or Rule 144 under the U.S. Securities Act of 1933, as amended (the "Securities Act") are used herein as so defined.

         This certificate relates to $_______ aggregate Liquidation Amount of Preferred Securities, which are evidenced by the following certificate(s) (the "Specified Securities"):

         CUSIP No(s).

         CERTIFICATE No(s).

         The person in whose name this certificate is executed below (the "Undersigned") hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the "Owner". If the Specified Securities are represented by a Global Preferred Security, they are held through the Clearing Agency or a Clearing Agency Participant in the name of the Undersigned, as or on behalf of the Owner. If the Specified Securities are not represented by a Global Preferred Security, they are registered in the name of the Undersigned, as or on behalf of the Owner.

         The Owner has requested that the Specified Securities be transferred to a person (the "Transferee") who will take delivery in the form of a Rule 144A Preferred Security or in the form of Definitive Preferred Securities. In connection with such transfer, the Owner hereby certifies that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 144A or Rule 144 under the Securities Act and all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies as:

                  (1) RULE 144A TRANSFERS. If the transfer is being effected in accordance with Rule 144A:

                                    (A) the Specified Securities are being
                  transferred to a person that the Owner and any person acting on its behalf reasonably believe is a "qualified institutional buyer" within the meaning of Rule 144A, acquiring for its own account or for the account of a qualified institutional buyer; and

                                    (B) the Owner and any person acting on its
                  behalf have taken reasonable steps to ensure that the Transferee is aware that the Owner may be relying on Rule 144A in connection with the transfer; and

                  (2) RULE 144 TRANSFERS. If the transfer is being effected pursuant to Rule 144:


                                    (A) the transfer is occurring after a
                  holding period of at least two years (or such shorter period as computed in accordance with paragraph (d) of Rule 144) has elapsed since the Specified Securities were last acquired from the Trust or the Depositor or from an affiliate of the Trust or the Depositor, whichever is later, and is being effected in accordance with the applicable amount, manner of sale and notice requirements of Rule 144; or

                                    (B) the transfer is occurring after a
                  holding period of at least three years (or such shorter period as computed in accordance with paragraph (k) of Rule 144) has elapsed since the Specified Securities were last acquired from the Trust or the Depositor or from an affiliate of the Trust or the Depositor, whichever is later, and the Owner is not, and during the preceding three months has not been, an affiliate of the Trust or the Depositor.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trust and the Initial Purchasers.

Dated:_______________
                                   ____________________________________________
                                   (Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)


                                   By:_________________________________________
                                   Name:_______________________________________
                                   Title:______________________________________


                                   (If the Undersigned is a corporation,
                                   partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

                                                                      EXHIBIT F


                                    FORM OF UNRESTRICTED SECURITIES CERTIFICATE

                       UNRESTRICTED SECURITIES CERTIFICATE

(FOR REMOVAL OF SECURITIES ACT LEGENDS PURSUANT TO Section 5.5(C) OF THE TRUST AGREEMENT)

The Bank of New York,
as Securities Registrar
101 Barclay Street, 21W
New York, New York 10286

Attention:  Corporate Trust Administration

         Re: 10 1/4% TRUST PREFERRED SECURITIES, SERIES A, OF BANKUNITED CAPITAL (THE "TRUST") (THE "PREFERRED SECURITIES")

         Reference is made to the Amended and Restated Trust Agreement, dated as of March 24, 1997 (the "Trust Agreement"), entered among BankUnited Financial Corporation, as Depositor (the "Depositor"), The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee, the Administrative Trustees named therein and the holders from time to time of undivided beneficial interests in the assets of the Trust. Terms used herein and defined in the Trust Agreement or Rule 144 under the U.S. Securities Act of 1933 (the "Securities Act") are used herein as so defined.

         This certificate relates to $_______ aggregate Liquidation Amount of Preferred Securities, which are evidenced by the following certificate(s) (the "Specified Securities"):

         CUSIP No(s).

         CERTIFICATE No(s).

The person in whose name this certificate is executed below (the "Undersigned") hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the "Owner". If the Specified Securities are represented by a Global Securities Certificate, they are held through the Clearing Agency or a Clearing Agency Participant in the name of the Undersigned, as or on behalf of the Owner. If the Specified Securities are not represented by a Global Preferred Security, they are registered in the name of the Undersigned, as or on behalf of the Owner.

   The Owner has requested that the Specified Securities be exchanged for Preferred Securities bearing no Restricted Preferred Securities Legend pursuant to Section 5.4(c) of the Trust Agreement. In connection with such exchange, the Owner hereby certifies that the exchange is occurring after a holding period of at least three years (or such shorter period as computed in accordance with paragraph (k) of Rule 144) has elapsed since the Specified Securities were last acquired from the Trust, the Depositor or from an affiliate of the Trust or the Depositor, whichever is later, and the Owner is not, and during the preceding three months has not been, an affiliate of the Trust or the Depositor. The Owner also acknowledges that any future transfers of the Specified Securities must comply with all applicable securities laws of the states of the United States and other jurisdictions.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Purchasers.

Dated:_______________
                                   ____________________________________________
                                   (Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)


                                   By:_________________________________________
                                   Name:_______________________________________
                                   Title:______________________________________


                                   (If the Undersigned is a corporation,
                                   partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

                                                                    EXHIBIT G

                                     AGREEMENT AS TO EXPENSES AND LIABILITIES

         AGREEMENT, dated as of December 30, 1996, between BankUnited Financial Corporation, a Florida corporation (the "Corporation") having its principal office at 255 Alhambra Circle, Coral Gables, Florida 33134, and BankUnited Capital, a Delaware business trust (the "Trust").

         WHEREAS, the Trust intends to issue its Common Securities, Series A (the "Common Securities") to and receive debentures from the Corporation and to issue and sell 10 1/4% Trust Preferred Securities, Series A (the "Preferred Securities") with such powers, preferences and special rights and restrictions as are set forth in the Trust Agreement of the Trust, dated as of December 30, 1996, as the same may be amended from time to time (the "Trust Agreement");

         WHEREAS, the Corporation will directly or indirectly own all of the Common Securities of the Trust and will issue the debentures;

         NOW, THEREFORE, in consideration of the purchase by each holder of the Preferred Securities, which purchase the Corporation hereby agrees shall benefit the Corporation and which purchase the Corporation acknowledges will be made in reliance upon the execution and delivery of this Agreement, the Corporation and Trust hereby agree as follows:

                                    ARTICLE I

Section 1.1.      Guarantee by the Corporation.

         Subject to the terms and conditions hereof, the Corporation hereby irrevocably and unconditionally guarantees to each person or entity to whom the Trust is now or hereafter becomes indebted or liable (the "Beneficiaries") the full payment, when and as due, of any and all Obligations (as hereinafter defined) to such Beneficiaries. As used herein, "Obligations" means any costs, expenses or liabilities of the Trust, other than obligations of the Trust to pay to holders of any Preferred Securities or other similar interests in the Trust the amounts due such holders pursuant to the terms of the Preferred Securities or such other similar interests, as the case may be. This Agreement is intended to be for the benefit of, and to be enforceable by, all such Beneficiaries, whether or not such Beneficiaries have received notice hereof.

Section 1.2.      Term of Agreement.

         This Agreement shall terminate and be of no further force and effect upon the later of (a) the date on which full payment has been made of all amounts payable to all holders of all the Preferred Securities (whether upon redemption, liquidation, exchange or otherwise) and (b) the date on which there are no Beneficiaries remaining; provided, however, that this Agreement shall continue to be effective or shall be reinstated, as the case may be, if at any time any holder of Preferred Securities or any Beneficiary must restore payment of any sums paid under the Preferred Securities, under any Obligation, under the Guarantee Agreement dated the date hereof by the Corporation and The Bank of New York, as guarantee trustee or under this Agreement for any reason whatsoever. This Agreement is continuing, irrevocable, unconditional and absolute.

Section 1.3.      Waiver of Notice.

         The Corporation hereby waives notice of acceptance of this Agreement and of any Obligation to which it applies or may apply, and the Corporation hereby waives presentment, demand for payment, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

Section 1.4.      No Impairment.

         The obligations, covenants, agreements and duties of the Corporation under this Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

                  (a) the extension of time for the payment by the Trust of all or any portion of the Obligations or for the performance of any other obligation under, arising out of, or in connection with, the obligations;

                  (b) any failure, omission, delay or lack of diligence on the part of the Beneficiaries to enforce, assert or exercise any right, privilege, power or remedy conferred on the Beneficiaries with respect to the Obligations or any action on the part of the Trust granting indulgence or extension of any kind; or

                  (c) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Trust or any of the assets of the Trust.

There shall be no obligation of the Beneficiaries to give notice to, or obtain the consent of, the Corporation with respect to the happening of any of, the foregoing.

Section 1.5.      Enforcement.

         A Beneficiary may enforce this Agreement directly against the Corporation and the Corporation waives any right or remedy to require that any action be brought against the Trust or any other person or entity before proceeding against the Corporation.

Section 1.6.      Subrogation.

         The Corporation shall be subrogated to all (if any) rights of the Trust in respect of any amounts paid to the Beneficiaries by the Corporation under this Agreement; provided, however, that the Corporation shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Agreement, if, at the time of any such payment, any amounts are due and unpaid under this Agreement.

                                   ARTICLE II

Section 2.1.      Binding Effect.

         All guarantees and agreements contained in this Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Corporation and shall inure to the benefit of the Beneficiaries.

Section 2.2.      Amendment.

         So long as there remains arty Beneficiary or any Preferred Securities are outstanding, this Agreement shall not be modified or amended in any manner adverse to such Beneficiary or to the holders of the Preferred Securities.

Section 2.3.      Notices.

         Any notice, request or other communication required or permitted to be given hereunder shall be given in writing by delivering the same against receipt therefor by facsimile transmission (confirmed by mail) or by registered or certified mail, addressed as follows (and if so given, shall be deemed given when mailed:

                           BankUnited Capital
                           c/o The Bank of New York
                           101 Barclay Street
                           New York, New York 10286
                           Facsimile No.: (212) 815-5915
                           Attention:  Corporate Trust Trustee Administration

                           BankUnited Financial Corporation
                           255 Alhambra Circle
                           Coral Gables, Florida  33134
                           Facsimile No.: (305) 569-2057
                           Attention: Treasurer

Section 2.4.      Choice of Law.

         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THEREOF.

         THIS AGREEMENT is executed as of the day and year first above written.

                                            BANKUNITED FINANCIAL CORPORATION

                                            By:______________________________
                                            Name:____________________________
                                            Title:___________________________

                                            BANKUNITED CAPITAL

                                            By:______________________________
                                            Name:____________________________
                                            Title:___________________________